UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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First Commonwealth Financial Corporation
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FIRST COMMONWEALTH FINANCIAL CORPORATION

601 Philadelphia Street

Indiana, Pennsylvania 15701

Notice of 2024 Annual Meeting

of Shareholders

To Our Shareholders:

The 2024 Annual Meeting of Shareholders of First Commonwealth Financial Corporation will be held on Tuesday, April 23, 2024, beginning at 1:00 p.m., Eastern Time.

The meeting will be held virtually via a live audio webcast. To attend the Annual Meeting, visit www.meetnow.global/MZLCTU7 and enter the control number found on the proxy card or Notice of Internet Availability of Proxy Materials you previously received. If you do not have your control number, you may attend as a guest, but you will not have the option to vote your shares or ask questions at the virtual meeting.

At the meeting, our shareholders will be asked to:

1. Elect to our Board of Directors the fifteen (15) nominees who are named in the enclosed proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

2. Ratify the Audit Committee’s selection of Ernst & Young LLP as our independent auditors for 2024;

3. Approve a non-binding advisory vote on the compensation of our named executive officers;

4. Approve the First Commonwealth Financial Corporation 2024 Stock Plan; and

5. Transact such other business as may properly come before the meeting.

The record date for the meeting was March 1, 2024. We sent shareholders of record as of the close of business on the record date a Notice of Internet Availability of Proxy Materials on or about March 15, 2024. Instructions on how to receive a printed copy of our proxy materials are included in the notice.

Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card as promptly as possible so that your shares will be represented at the meeting.
By Order of the Board of Directors, Matthew C. Tomb Secretary March 15, 2024

Annex A – First Commonwealth Financial Corporation 2024 Stock Plan

FIRST Commonwealth ∎ 2024 Proxy Statement	i

Proxy Statement for the

First Commonwealth Financial Corporation

2024 Annual Meeting of Shareholders

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Commonwealth Financial Corporation in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”).

First Commonwealth’s Board of Directors is soliciting proxies for use at the Annual Meeting or at any postponement or adjournment of the Annual Meeting. Only shareholders of record as of the close of business on March 1, 2024 will be entitled to vote at the Annual Meeting.

In this proxy statement, the “Company,” “First Commonwealth,” “we,” “our” or “us” all refer to First Commonwealth Financial Corporation and its subsidiaries. We also refer to the Board of Directors of First Commonwealth Financial Corporation as the “Board.”

Proxy Summary

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting

Date and Time:	Format:	Record Date:

Tuesday, April 23, 2024 1:00 p.m., EST	Live Audio Webcast www.meetnow.global/MZLCTU7	Close of business on March 1, 2024

How to Vote: By Internet, Telephone or Mail. Refer to the Notice of Availability of Proxy Materials and the proxy card for instructions.

Shareholder Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference

1. Election of Directors	FOR all Nominees	13 to 17

2. Ratification of Independent Accounting Firm	FOR	18 to 20

3. Advisory Vote on Executive Compensation	FOR	21 to 48

4. Approve 2024 Stock Plan	FOR	49 to 58

FIRST Commonwealth ∎ 2024 Proxy Statement	1

Proxy Summary

Our Director Nominees

You are being asked to vote on the election of the fifteen (15) director nominees listed below. Detailed information about each nominee’s background, skills and expertise can be found under “Proposal 1 – Election of Directors.”

Name Current Position	Age	Director Since	Independent	Audit	Governance	Compensation & Human Resources	Risk

Julie A. Caponi Retired Assistant Treasurer of Arconic	62	2007	YES	Chair			🌑

Ray T. Charley Chief Executive Officer of Thomi Co.	72	1998	YES		🌑	🌑

Gary R. Claus Retired Tax Partner of PWC	71	2011	YES	🌑		🌑

David S. Dahlmann Retired President and CEO of Southwest National Corporation and Southwest Bank	74	1998	YES				Chair

Johnston A. Glass Retired President and CEO of First Commonwealth Bank	74	1986	YES				🌑

Jon L. Gorney Retired Executive Vice President of National City Corporation	73	2013	YES				🌑

Jane Grebenc EVP and Chief Revenue Officer; President, First Commonwealth Bank	65	2020	NO				🌑

David W. Greenfield Retired General Counsel of Kennametal, Inc.	73	2010	YES		Chair	🌑

Patricia A. Husic Former President and CEO of Centric Financial Corp and Centric Bank	59	2023	YES				🌑

Bart E. Johnson Managing Member of Serenity Pools, LLC	58	2017	YES	🌑			🌑

Luke A. Latimer Chair, CEO & President of R&L Development, Inc.	47	2011	YES		🌑

Aradhna M. Oliphant Chief Operations and Strategy Officer, Wallis Annenberg Legacy Foundation	58	2019	YES		🌑	🌑

T. Michael Price President and CEO of First Commonwealth Financial Corporation	61	2012	NO

Robert J. Ventura Executive Managing Director of Ventura Group LLC	74	2004	YES	🌑		Chair

Stephen A. Wolfe President and CEO of Indiana Regional Medical Center	59	2017	YES			🌑

2	FIRST Commonwealth ∎ 2024 Proxy Statement

Corporate Governance Facts

Our governance policies and structures, summarized in the table below, are designed to promote thoughtful consideration of business actions and appropriate risk taking, with the goal of producing strong business results for our shareholders.

Board and Governance Information

Size of Board	15

Number of Independent Directors	13

Average Age of Directors	65

Number of Female Directors	4

Number of Racial / Ethnic Minority Directors	1

Board Meetings held in 2023	9

Annual Election of Directors	Yes

Mandatory Retirement Age	75

Majority Voting in Director Elections	Yes

Separate Chair and CEO	Yes

Independent Directors Meet Without Management Present	Yes

Annual Board and Committee Evaluations	Yes

Board Orientation and Continuing Education Program	Yes

Board Risk Committee	Yes

Codes of Conduct for Directors, Officers and Employees	Yes

Stock Ownership Guidelines for Directors and Executive Officers	Yes

Anti-Hedging and Pledging Policies	Yes

Recoupment (“Clawback”) Policy	Yes

FIRST Commonwealth ∎ 2024 Proxy Statement	3

Participating in the Annual Meeting

This year’s Annual Meeting will be held in a virtual format through a live webcast.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 1, 2024, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.meetnow.global/MZLCTU7, you must enter the 15-digit control number found next to the label “Control Number” on your Notice of Internet Availability or proxy card or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.meetnow.global/MZLCTU7 and enter your Control Number.

We are committed to answering all relevant questions we receive during the meeting. Shareholders may submit questions during the meeting through the virtual meeting platform at www.meetnow.global/MZLCTU7

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on April 23, 2024. If you have difficulty accessing the meeting, please call 1-888-724-2416 (toll free) or 1-781-575-2748 (international). Technicians will be available to assist you.

We will also make the Annual Meeting viewable to anyone interested in a webcast at www.meetnow.global/MZLCTU7. Interested persons who were not shareholders as of the close of business on March 1, 2024 may view, but will not be able to vote or ask questions.

4	FIRST Commonwealth ∎ 2024 Proxy Statement

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the persons known by us to be the beneficial owners of more than 5% of the outstanding shares of our common stock.

Name and Address	Number of Shares Beneficially Owned	Percentage of Class

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	14,945,417(1)	14.6%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	6,569,502(2)	6.4%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	11,735,598(3)	11.5%

(1)

Based on the information provided pursuant to a statement on Schedule 13G filed with the SEC on January 23, 2024 by BlackRock, Inc. reporting the holdings of BlackRock, Inc. and its subsidiaries as of December 31, 2023. According to the Schedule 13G, BlackRock, Inc. or its subsidiaries held sole voting power with respect to 14,749,663 shares and sole dispositive power over all of the reported shares.

(2)

Based on information provided pursuant to a statement on Schedule 13G filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP reporting holdings, as of December 31, 2023, of certain funds to which Dimensional Fund Advisors LP furnishes investment advice. Dimensional Fund Advisors LP disclaims beneficial ownership of the reported shares. According to the Schedule 13G, Dimensional Fund Advisors LP held sole voting power over 6,458,412 shares and sole dispositive power over all of the reported shares.

(3)

Based on information provided pursuant to a statement on Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. reporting the holdings of The Vanguard Group, Inc. and its subsidiaries as of December 31, 2023. According to the Schedule 13G, The Vanguard Group, Inc. held sole voting power over 0 shares, shared voting power over 83,644 shares, sole dispositive power over 11,541,480 shares and shared dispositive power over 194,118 shares.

FIRST Commonwealth ∎ 2024 Proxy Statement	5

Stock Ownership of Directors and Management

The following table sets forth certain information as of the March 1, 2024 record date with respect to beneficial ownership of our common stock by: (i) each director and nominee; (ii) each Named Executive Officer (“NEO”) listed in the Summary Compensation Table under the section of this proxy statement entitled “Executive Compensation,” and (iii) all directors and executive officers as a group. As of the record date, there were 102,198,902 shares of common stock outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Name of Beneficial Owner	Shares Beneficially Owned		Percentage Owned

Julie A. Caponi	48,933		*

Ray T. Charley	328,550	(1)	*

Gary R. Claus	49,263		*

David S. Dahlmann	54,862		*

Johnston A. Glass	78,373		*

Jon L. Gorney	39,298		*

Jane Grebenc	161,361		*

David W. Greenfield	53,344		*

Patricia A. Husic	141,701		*

Bart E. Johnson	68,621	(2)	*

Brian G. Karrip	60,521		*

Luke A. Latimer	145,918		*

Norman J. Montgomery	73,641		*

Aradhna M. Oliphant	14,201		*

T. Michael Price	357,002		*

James R. Reske	85,716		*

Robert J. Ventura	51,670		*

Stephen A. Wolfe	21,322		*

All directors and executive officers as a group (21 persons)	2,016,229		1.97%

*	Less than 1%

(1)

Includes 289,858 shares held by Charley Family Investments, LP, for which Mr. Charley has sole voting and investment power as manager of the general partner of the partnership, and 18,000 shares held by trusts for Mr. Charley’s children of which Mr. Charley has sole voting and investment power as trustee.

(2)	Does not include 682 shares owned by Mr. Johnson’s children.

6	FIRST Commonwealth ∎ 2024 Proxy Statement

Corporate Governance

The Board of Directors is responsible for overseeing the management of the Company’s business and affairs. The Board measures the effectiveness of its oversight using a balanced scorecard which is comprised of three themes:

•	Leadership and Accountability – the Board’s responsibility for appointing and retaining strong and qualified leaders and holding those leaders accountable for corporate performance;

•	Strategic Direction and Execution – the Board’s responsibility to approve the Company’s strategy and oversee its execution by management; and

•	Risk Oversight – the Board’s responsibility to establish the Company’s risk appetite and ensure that the Company’s strategies and risk management practices are aligned with the risk appetite.

Sound corporate governance provides the foundation which enables the Board to effectively carry out these responsibilities. This section discusses First Commonwealth’s corporate governance policies and practices, as well as the composition of the Board and its standing committees.

Corporate Governance Policies

The Board of Directors has adopted Corporate Governance Guidelines which codify our corporate governance policies and reflect our commitment to following corporate governance best practices. Below is a summary of the significant guidelines that we follow.

Separation of Chair and CEO. We believe that the roles of Chair of the Board and Chief Executive Officer should be held by separate persons and that the Chair of the Board should be an independent director. This separation establishes an appropriate division of the Board’s oversight role from the management responsibilities of the officers and employees of the Company. Consistent with this principle, our current Chair, Jon L. Gorney, is a non-executive independent director.

Majority Voting in Director Elections. Under our Corporate Governance Guidelines, any director who does not receive a majority of votes cast “for” his or her election in an uncontested election must tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process.

Director Independence. Under our Corporate Governance Guidelines, at least two-thirds of our directors must be independent from management. All of the directors other than the Chief Executive Officer and the President of our subsidiary bank, who has been nominated for election to our board, currently satisfy the independence requirements of the New York Stock Exchange (“NYSE”), as described below under “Independence of Directors.”

Executive Sessions. Our Board and committees regularly meet in executive session without management present, and our non-management directors meet regularly without the Chief Executive Officer. This enables directors to provide candid feedback, raise concerns and discuss sensitive or confidential matters. Our Chair, Jon L. Gorney, presides at meetings of the non-management directors.

Stock Ownership. We believe that directors should hold a meaningful investment in the Company’s stock to ensure that their interests are aligned with our shareholders. Our guidelines require that all directors own shares having a value of at least $206,875 (five times the annual cash retainer) or 25,000 shares, whichever is less. This guideline must be met within five years of a director’s initial election to the Board. Directors receive 50% of their annual retainer in shares of Company stock; however, directors who own shares having a value of $400,000 or greater may elect to receive their full retainer in cash.

FIRST Commonwealth ∎ 2024 Proxy Statement	7

Corporate Governance

Director Orientation and Education. All new directors and committee members receive orientation to learn about the Company and its strategic plans, significant financial, regulatory, accounting and risk management matters and policies and compliance programs. Our current directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices.

Performance Evaluations. Our Board and committees regularly evaluate and discuss their performance. In addition, our Board performs a peer evaluation from time to time to provide directors with a confidential forum to assess and provide candid feedback regarding their own performance and the performance of fellow directors. The Board and its committees use the results of these evaluations to identify opportunities to enhance performance and topics for director continuing education.

Retirement Age. We have established a mandatory retirement age of 75 for our directors. No candidate may be nominated for election as a director if he or she would be age 75 or older at the time of the election.

Meeting Frequency and Attendance. Directors are expected to attend Board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Last year, our Board met nine (9) times. All of our directors attended at least 75% of the total number of meetings of the Board and all committees of which they were members.

Annual Meeting Attendance. All directors are expected to attend the annual meeting in the absence of an unavoidable conflict. Last year all of our directors attended the annual meeting.

Composition and Diversity of the Board

We believe that our Board should generally consist of between 10 and 15 directors. This range permits diversity of experience and sharing of Board and committee responsibilities without hindering effective governance. However, the Board may increase its membership beyond 15 to accommodate an exceptional candidate or operate with fewer than 10 directors if a vacancy arises.

We believe effective oversight requires that the Board possess a diversity of perspectives, backgrounds and skills and that our Board should reflect the diversity of First Commonwealth’s markets. In addition to gender and racial / ethnic diversity, the Board also recognizes the value of diversity in professional experience, education, expertise, viewpoints, background and other demographics. Currently, four (4) of our 15 directors are females and one (1) of our 15 directors is a racial or ethnic minority. When evaluating and recommending candidates to fill vacancies on our Board, our Governance Committee strives to ensure that candidates with a diversity of ethnicity and gender are included in each pool of candidates from which Board nominees are chosen.

The Governance Committee is also guided by a set of criteria that has been approved by the Board of Directors. Under these criteria, a director candidate should:

•	possess a sustained record of high achievement in financial services, business, industry, government, academia, the professions, or civic, charitable or non-profit organizations;

•

have a reputation for integrity, honesty and adherence to high ethical standards and personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of the Board;

•

have the strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction;

•	understand or demonstrate a commitment to understand First Commonwealth, including our strategic vision, our mix of businesses and our approach to regulatory relations and risk management;

8	FIRST Commonwealth ∎ 2024 Proxy Statement

Corporate Governance

•	have a commitment and sufficient time to devote to our affairs, including regularly attending and participating in meetings of the Board and at least one standing committee; and

•	not have, nor appear to have, a conflict of interest that would impair his or her ability to represent the interests of our shareholders and to fulfill the responsibilities of a director.

When assessing each current director for possible nomination and re-election, the Governance Committee considers all of the criteria listed above, as well as the needs of the Board, the independence of the director, the director’s meeting attendance and participation, and the value of the director’s contributions to the effectiveness of our Board and its committees.

Independence of Directors

The rules of the NYSE require that at least a majority of our Board of Directors be comprised of independent directors. Our Corporate Governance Guidelines require that at least two-thirds of our directors must meet the independence standards established by the NYSE.

The Board reviews all relationships between the Company and its directors at least once per year and assesses each director’s independence annually using the NYSE independence standards. The Board has determined that a director may be independent even if he or she has business relationships with First Commonwealth or one of its affiliates, as long as, in the Board’s business judgment:

•

any transaction involving the director is entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons;

•	the relationship complies with all applicable laws and regulations; and

•	the relationship would not interfere with the director’s exercise of judgment independent from management of First Commonwealth.

Based upon these criteria, the Board has determined that directors Caponi, Charley, Claus, Dahlmann, Glass, Gorney, Greenfield, Husic, Johnson, Latimer, Oliphant, Ventura and Wolfe are independent.

When evaluating the independence of Mr. Latimer, the Board considered the lease transaction between First Commonwealth Bank and SML Limited Partnership described below under the heading “Related Party Transactions,” and concluded that the transaction did not impact the independence of Mr. Latimer because the amount paid to SML Limited Partnership during 2023 fell below the quantitative limits established by the NYSE independence rules and was not otherwise material to Mr. Latimer or First Commonwealth.

When evaluating the independence of Ms. Husic, the Board considered compensation in the amount of $100,000 paid to Ms. Husic pursuant to a Consulting Agreement entered into between First Commonwealth Bank and Ms. Husic in connection with the merger of Centric Bank (of which Ms. Husic served as Chief Executive Officer) into First Commonwealth Bank. The Board determined that the amount paid to Ms. Husic fell below the quantitative limits established by the NYSE independence rules and was not otherwise material to Ms. Husic or First Commonwealth.

Oversight of Risk

The Board of Directors actively oversees the risk management practices employed by First Commonwealth and its management team. The Board receives regular reports from our Chief Risk Officer regarding material risk exposures and the actions taken to monitor and mitigate those risks. In addition, senior management updates the Board at its regular meetings regarding trends and developments for credit, market, liquidity, compliance, reputation, operational, cybersecurity and strategic risk. Our Risk Committee provides risk oversight for the Board as a dedicated forum to review and discuss risks and risk management policies and practices.

FIRST Commonwealth ∎ 2024 Proxy Statement	9

Corporate Governance

Audit Committee

The Audit Committee is comprised of Julie A. Caponi (Chair), Gary R. Claus, Bart E. Johnson, and Robert J. Ventura, each of whom is an independent director under our Guidelines and the NYSE and Securities and Exchange Commission (“SEC”) standards. The primary responsibilities of the Audit Committee are to monitor the integrity of our financial statements, select and oversee our independent auditors, oversee our internal audit process, monitor our compliance with legal and regulatory requirements, including the receipt and resolution of complaints concerning accounting, internal controls and auditing matters, and review and discuss major financial risk exposures with management and steps taken to monitor and control those exposures, including risk assessments and risk management policies. Each member of the Audit Committee is financially literate, and our Board has determined that Directors Caponi and Claus qualify as “audit committee financial experts” as defined by the rules of the SEC. The Audit Committee met eight (8) times in 2023. A report of the Audit Committee follows on page 19.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee is comprised of Robert J. Ventura (Chair), Ray T. Charley, Gary R. Claus, David W. Greenfield, Aradhna M. Oliphant and Stephen A. Wolfe. The primary responsibilities of the Compensation and Human Resources Committee are to review and determine the compensation of the CEO and other executive officers, lead the annual review of the performance of the CEO, develop and approve the CEO succession plan and oversee succession and development planning for the other executive officers, establish and oversee executive compensation and employee benefit programs, oversee the Company’s diversity and inclusion initiatives and review and approve the terms of any employment, severance, change of control or similar agreement for our CEO and other executive officers. The Compensation and Human Resources Committee met eight (8) times during 2023. Each member of the Compensation and Human Resources Committee is an independent director under our Guidelines and applicable NYSE standards. A report of the Compensation and Human Resources Committee follows on page 36.

Governance Committee

The Governance Committee is comprised of David W. Greenfield (Chair), Ray T. Charley, Luke A. Latimer, and Aradhna M. Oliphant. The primary responsibilities of the Governance Committee are to identify and recommend director nominees to the Board of Directors, recommend directors to serve as members and as chair for each committee of the Board, determine director compensation, lead the annual review of the performance of the Board and its committees, recommend and approve corporate governance policies and practices for the Board, and review and approve related party transactions and monitor compliance with our Code of Conduct and Ethics, insider trading and related policies. Each member of the Governance Committee is an independent director under our Guidelines and applicable NYSE standards. The Governance Committee met four (4) times during 2023.

Risk Committee

The Risk Committee is a joint committee of the Boards of Directors of First Commonwealth Financial Corporation and First Commonwealth Bank and is comprised of David S. Dahlmann (Chair), Julie A. Caponi, Johnston A. Glass, Jon L. Gorney, Jane Grebenc, Patricia A. Husic and Bart E. Johnson. The primary responsibilities of the Risk Committee are to oversee and review information regarding our enterprise risk management framework, review and approve our significant risk management policies, assess the risks associated with our compensation practices, review and discuss with management the level and trend of risk exposures, including credit, market, liquidity, operational, compliance and legal, reputation and strategic risk, and assess risks associated with strategic and operating plans and strategic initiatives. The Risk Committee met eight (8) times during 2023.

10	FIRST Commonwealth ∎ 2024 Proxy Statement

Corporate Governance

Code of Conduct and Ethics

The Code of Conduct and Ethics governs the actions and working relationships of First Commonwealth employees, officers and directors. This Code addresses, among other items, conflicts of interest, confidentiality, fair dealing, protection and proper use of corporate assets and compliance with laws, rules and regulations. The Code of Conduct and Ethics encourages and provides a process for the reporting of any illegal or unethical behavior. First Commonwealth has established an ethics hotline to allow employees, officers and directors to anonymously report any known or suspected violation of laws, rules or regulations or the Code of Conduct and Ethics.

Where to Find Governance Documents

You can find copies of the charters for our Audit Committee, Compensation and Human Resources Committee, Governance Committee and Risk Committee, as well as our Corporate Governance Guidelines, Code of Conduct and Ethics and other important information, by visiting our website at www.fcbanking.com and following the links to “Investor Relations” and “Corporate Governance.”

Communicating with Directors

You may communicate directly with any director or the full Board. To do so, please write to the person or persons desired and mail the communication to:

First Commonwealth Financial Corporation

Attn: Board Communications

P.O. Box 400

Indiana, PA 15701

Our employees will not open or otherwise screen any communications sent to this address. The communications will be delivered directly to the Board Chair, who will determine how to respond, including whether to present the communication to the full Board or to forward it to an individual director. If you send director-related communications to our offices, we will handle them in accordance with a collection and organization process approved by the Board. These communications are subject to a screening process that will determine which communications will be relayed to directors.

In addition, First Commonwealth has retained an independent service provider to receive calls from shareholders and other interested parties who wish to communicate with the non-management directors. The telephone number for this service is 1-866-825-5283. The independent service provider will forward all communications to the independent Board Chair who will take such action as he deems appropriate. A summary report of all communications received and actions taken by the Board Chair will be presented during the next executive session of the non-management directors and, if the non-management directors deem appropriate, to the full Board.

FIRST Commonwealth ∎ 2024 Proxy Statement	11

Compensation of Directors

Our Governance Committee annually reviews and recommends the type and amount of compensation paid to non-employee directors. Mr. Price and Ms. Grebenc receive no additional compensation for serving as a director. The primary objectives of the Committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate our director compensation program relative to our peers, and identify and respond to continued changes in director compensation in light of the competitive environment. The Governance Committee conducted its annual compensation review for 2023 in October 2022 and maintained the current level of director compensation.

Director Compensation Schedule

In 2023 our Non-Management directors were compensated according to the following schedule:

Board Member Retainer(1)	$82,750

Committee Member Retainer	$8,000

Committee Chair Premium(2)	$12,000

Audit Committee Chair Premium(2)	$14,500

(1)

Half of the annual retainer fee for service on the Board of Directors is paid in cash and half is paid in shares of common stock based on the closing price of the Company’s stock on the date of the annual meeting of Shareholders. Directors who own shares having a value of at least $400,000 may elect to receive their full retainer in cash.

(2)	The Chair of each Committee is paid a premium for the additional time and effort required to chair the committee. The premium is in addition to the Committee Member Retainer.

In addition to the fees described above, the non-executive Chair receives an annual retainer fee of $100,000.

Director Compensation in 2023

The following table shows the compensation paid to our non-employee directors during 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Julie A. Caponi	105,250	0	8,000	113,250

Ray T. Charley	57,375	41,375	0	98,750

Gary R. Claus	98,750	0	0	98,750

David S. Dahlmann	102,750	0	8,000	110,750

Johnston A. Glass	90,750	0	20,000	110,750

Jon L. Gorney	149,375	41,375	8,000	198,750

David W. Greenfield	69,375	41,375	0	110,750

Patricia A. Husic	81,188	0	5,333	86,521

Bart E. Johnson	49,375	41,375	8,000	98,750

Luke A. Latimer	90,750	0	0	90,750

Aradhna M. Oliphant	57,375	41,375	0	98,750

Robert J. Ventura	110,750	0	0	110,750

Stephen A. Wolfe	49,375	41,375	0	90,750

(1)	“Fees Earned or Paid in Cash” consists of retainer fees for service on the Board of Directors and committees of First Commonwealth Financial Corporation.

(2)	“Stock Awards” consists of the portion of the annual retainer paid in shares of common stock based upon the grant date fair value of the shares.

(3)	“All Other Compensation” consists of cash retainer fees for service on the Credit Committee of First Commonwealth Bank.

12	FIRST Commonwealth ∎ 2024 Proxy Statement

Proposal 1 – Election of Directors

Upon the recommendation of our Governance Committee, the Board of Directors has nominated the fifteen (15) persons named below for election at the 2023 Annual Meeting of Shareholders to serve until the next annual meeting and until his or her successor is elected and qualified. Relevant biographical information concerning each nominee, including the nominee’s business experience and qualifications, is set forth below.

Julie A. Caponi. Ms. Caponi, age 62, was a Certified Public Accountant from 1986 until December 2023. In January 2018, she retired from her position as Assistant Treasurer of Arconic Inc. (formerly known as Alcoa Inc.), a manufacturer of engineered products from aluminum and other lightweight metals, having served in that capacity since May 2013. Ms. Caponi previously served as Vice President-Audit of Arconic from 2005 to 2013 and as Assistant Controller of Arconic from 2000 to 2005. Before joining Arconic, Ms. Caponi was an audit partner at Deloitte, principally serving clients in the financial services industry. Ms. Caponi joined our Board in 2007 and currently chairs our Audit Committee, serves as a member of our Risk Committee, and is a director of First Commonwealth Bank. Ms. Caponi has served as a Director of First Western Financial, Inc., a bank holding company in Denver, Colorado, since 2017 and is Chair of the audit and a member of the compensation committees of First Western Financial. Ms. Caponi earned a Bachelor of Science Degree in Accounting from the Indiana University of Pennsylvania. Ms. Caponi’s qualifications for service on our Board include her leadership experience and her expertise in financial accounting, auditing and internal controls.

Ray T. Charley. Mr. Charley, age 72, has served as the Chief Executive Officer of Thomi Co., an operator of retail grocery stores in Greensburg, Pennsylvania, since 1983. Mr. Charley served as a director of Southwest National Corporation from 1989 and joined our Board in 1998 upon the completion of our merger with Southwest National Corporation. Mr. Charley is a member of our Governance Committee and our Compensation and Human Resources Committee and is also a director of First Commonwealth Bank. He is the Chair of the Westmoreland Frick Hospital Foundation of Excela Health, an operator of hospitals and other health care facilities in Western Pennsylvania, and a former officer of Excela Health Holding Co. Mr. Charley also serves as a director and in leadership capacities for various charitable organizations. Mr. Charley earned a Bachelor’s degree from Duquesne University and a law degree from the Pennsylvania State University Dickinson School of Law. Mr. Charley’s qualifications for service on our Board include his business acumen and his commitment to sound governance and oversight as demonstrated by his extensive experience as a director in the financial services industry.

Gary R. Claus. Mr. Claus, age 71, is a Certified Public Accountant. Mr. Claus spent 35 years as a tax accountant at PriceWaterhouseCoopers, where he was admitted as a Partner in 1986 and served as the Pittsburgh Tax Site Leader from 1992 through 2004. He served as an executive search and talent consultant from 2008 until his retirement in October 2017. Mr. Claus joined our Board in April 2011, serves as a member of our Audit Committee and our Compensation and Human Resources Committee and is also a director of First Commonwealth Bank. Mr. Claus has a wide variety of experience advising clients ranging from large publicly held companies to small privately owned companies, including manufacturers, law firms and other service companies. He is also active in professional, community and church organizations, serving as Chairman of the Board of Goodwill of Southwestern Pennsylvania and Chairman of the Board of Trustees of Robert Morris University. Mr. Claus earned a Bachelor of Science degree in Accounting from Robert Morris University and completed the Advanced Human Resources Executive Program at the University of Michigan. Mr. Claus’s qualifications for Board service include his extensive professional experience in accounting, executive compensation and human resources.

David S. Dahlmann. Mr. Dahlmann, age 74, is retired. He was formerly Vice Chairman of First Commonwealth Financial Corporation from 1998 to 2002, President and Chief Executive Officer of Southwest National Corporation from 1991 to 1998 and President and Chief Executive Officer of Southwest Bank from 1991 until its merger with First Commonwealth Bank in 2002. He was a director of Southwest National Corporation from 1991 and joined our Board in 1998 upon the completion of our merger with Southwest National Corporation. He served as the Chairman of the Board of First Commonwealth Financial

FIRST Commonwealth ∎ 2024 Proxy Statement	13

Proposal 1 – Election of Directors

Corporation and First Commonwealth Bank from 2006 until April 2021. Mr. Dahlmann formerly served on the Board of Directors of the Federal Reserve Bank of Cleveland and as an Adjunct Professor at Saint Vincent College in Latrobe, Pennsylvania, and he has served as a director for numerous charitable, educational and civic associations. Mr. Dahlmann chairs our Risk Committee and is a director of First Commonwealth Bank. He earned a Bachelor’s Degree in Economics and Masters of Business Administration degrees from the Indiana University of Pennsylvania. Mr. Dahlmann’s qualifications for Board service include his extensive career as a director and executive in the financial services industry and his expertise and experience in corporate governance matters.

Johnston A. Glass. Mr. Glass, age 74, is retired. Mr. Glass has served on our Board since 1986. He served as Vice Chairman of First Commonwealth Financial Corporation and as President and Chief Executive Officer of First Commonwealth Bank and its predecessor, NBOC Bank, until his retirement in 2005. Mr. Glass serves as member of our Risk Committee and is a director of First Commonwealth Bank. Mr. Glass served as a director of First National Bank of Santa Fe until May 2013. He has served as a director and officer of numerous civic and non-profit associations and as past director of the Pennsylvania Bankers Association. He earned a Bachelor of Science degree from the Pennsylvania State University. Mr. Glass’s qualifications for Board service include his extensive leadership experience in the banking industry, his thorough understanding of First Commonwealth and its business and his long history of service as a director of First Commonwealth and other organizations.

Jon L. Gorney. Mr. Gorney, age 73, is a management consultant. He joined our Board in January 2013 and was elected as Chair of the Board of First Commonwealth Financial Corporation and First Commonwealth Bank in April 2021. Mr. Gorney serves as a member of our Risk Committee and is a director of First Commonwealth Bank. Mr. Gorney began his 37-year career in the financial services industry with National City Corporation. He served as Executive Vice President of National City Corporation from 1992 through 2008 and oversaw all technology and operations for National City. From 2004 through 2006, Mr. Gorney also served as Chairman and Chief Executive Officer of National Processing Company, a majority subsidiary of National City that was the second largest merchant card processor in the United States. Mr. Gorney joined PNC Financial Services Group through the acquisition of National City in December 2008 and served as an Executive Vice President until his retirement in June 2010. While at PNC, Mr. Gorney co-chaired the company-wide integration of PNC and National City and was responsible for the leadership and development of a single operating organization for PNC. He currently serves as a director of Professional Bank, Coral Gables, Florida. Mr. Gorney earned a Bachelor of Science degree in Computer Science from the University of Dayton. His qualifications for Board service include his extensive experience as a financial services executive and his strong expertise in financial services information technology and operations.

Jane Grebenc. Ms. Grebenc, age 65, has served as Executive Vice President and Chief Revenue Officer of First Commonwealth Financial Corporation and President of First Commonwealth Bank since May 31, 2013. Ms. Grebenc is a member of our Risk Committee and director of First Commonwealth Bank. Ms. Grebenc’s financial services career includes executive leadership roles at a variety of institutions, including Park View Federal Savings Bank, Key Bank, and National City Bank. She was formerly the Executive Vice President in charge of the retail, marketing, IT and operations and the mortgage segments at Park View Federal Savings Bank from 2009 until 2012, the Executive Vice President in charge of the Wealth Segment at Key Bank from 2007 until 2009 and the Executive Vice President / Branch Network at National City Bank prior to 2007. Ms. Grebenc received her Bachelor of Science degree in Economics from John Carroll University, and she earned her MBA in Finance and Marketing from Case Western Reserve University. Her qualifications for service on our Board include her thorough understanding of the banking and financial services industry.

David W. Greenfield. Mr. Greenfield, age 73, is retired. He has served on our Board since April 2010 and is a member of our Compensation and Human Resources Committee and Chair of our Governance Committee. He is also a director of First Commonwealth Bank. Mr. Greenfield was formerly Vice President, Secretary and General Counsel of Kennametal, Inc., a global manufacturer of tooling, engineered

14	FIRST Commonwealth ∎ 2024 Proxy Statement

Proposal 1 – Election of Directors

components and advanced materials consumed in production processes from 2001 until his retirement in 2010. Prior to joining Kennametal in 2001, Mr. Greenfield was a shareholder of Buchanan Ingersoll & Rooney P.C., a Pittsburgh-based law firm, focusing on corporate, financial and transactional issues involving public and private companies. He also served as Senior Vice President, General Counsel and Secretary of Meritor Automotive, Inc. and Associate General Counsel of Rockwell International Corporation. He is also active in a number of charitable, educational and civic organizations, and also serves as a trustee of Warren Wilson College in Asheville, North Carolina. Mr. Greenfield earned a Bachelor of Arts degree from the University of Pittsburgh and a law degree from Wake Forest University School of Law. Having practiced law for over 35 years and served in executive capacities for three publicly traded companies, Mr. Greenfield has extensive experience in corporate governance, ethics and compliance matters and the execution of corporate strategy and is therefore qualified to serve as a director.

Patricia A. Husic. Ms. Husic, age 59, served as President, Chief Executive Officer, and a Director of Centric Financial Corp. and Centric Bank in Harrisburg, Pennsylvania, from 2007 until the acquisition by First Commonwealth. She was a co-founder of Centric Financial in 2007. Ms. Husic joined our Board on February 1, 2023, upon the closing of the acquisition. She is also a director of First Commonwealth Bank and a member of the Risk Committee. Prior to founding Centric, Ms. Husic served as President, COO and Director of Vartan Bank from 2005 until the acquisition in 2007 by Centric Financial. She served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Vartan Bank from 2004 to 2005. Previously, Ms. Husic was a member of the executive management team at Pennsylvania State Bank from 1991 to 2004, overseeing accounting, finance, and management information systems, during her tenure. She currently serves on the board of the American Bankers Mutual Insurance, LTD and as a director and secretary of the Central Pennsylvania Food Bank. Ms. Husic served as Chair of the Pennsylvania Bankers Association in 2013 and founded the Women in Banking program at the association during that time. She also served on the board of the American Bankers Association from 2016 to 2019. Ms. Husic has been recognized by American Banker magazine as one of the Most Powerful Women in Banking for the years 2015-2021. She earned her Bachelor’s degree in Accounting and Management Information Systems from Temple University and is a Certified Public Accountant. Ms. Husic brings over 30 years of experience and leadership in the banking industry and provides an important connection between First Commonwealth and its Eastern Pennsylvania markets.

Bart E. Johnson. Mr. Johnson, age 58, is Managing Member of Serenity Pools, LLC, a pool construction company serving the greater Columbus Ohio region. He previously served as President and Chief Executive Officer of AgriCommunicators, Inc., a multi-channel communications firm specializing in the agricultural community. Mr. Johnson served as a director of DCB Financial Corp., the bank holding company for The Delaware County Bank and Trust Company, from 2010 until the merger of DCB Financial Corp with First Commonwealth. Mr. Johnson was appointed to our Board following the merger in April 2017. He is also a director of First Commonwealth Bank and serves as a member of our Audit Committee and Risk Committee. He earned a Bachelor’s degree in Agricultural Economics from The Ohio State University. Mr. Johnson has expertise in business, marketing and communications, and his background and association with Delaware County, Ohio and the regional community provides an important connection between First Commonwealth and its Central Ohio market.

Luke A. Latimer. Mr. Latimer, age 47, is Chairman, Chief Executive Officer and President of R&L Development, a heavy construction company in New Alexandria, Pennsylvania. He previously served as Executive Vice President and Treasurer of R&L Development from 1999 to October 2015. Mr. Latimer is a General Partner of SML Limited Partnership, a real estate holding and development partnership in New Alexandria, Pennsylvania. Mr. Latimer joined our Board in April 2011. He also serves as a director of First Commonwealth Bank and is a member of our Governance Committee. Mr. Latimer has served as a Director of First Western Financial, Inc., a bank holding company in Denver, Colorado, since July 2015, and serves on the Audit and Governance Committees of the First Western Financial Board. He previously served as Chairman of the Board of Directors of First National Bank of Santa Fe and a director of New Mexico Banquest Corporation, a bank and bank holding company in Santa Fe, New Mexico, until May 2013. Mr. Latimer earned a Bachelor of Science degree in Business Management from Saint Vincent College. His qualifications for service as a director include his extensive business experience and his years of service as a director in the financial services industry.

FIRST Commonwealth ∎ 2024 Proxy Statement	15

Proposal 1 – Election of Directors

Aradhna M. Oliphant. Ms. Oliphant, age 58, serves as the Chief Operations and Strategy Officer of the Wallis Annenberg Legacy Foundation, a philanthropic foundation based in Los Angeles, California. She previously served as President and Chief Executive Officer of Leadership Pittsburgh, Inc., a leadership development and networking organization in Southwestern Pennsylvania, from 2005 until 2022. Ms. Oliphant has also held leadership positions at The Forbes Funds, an affiliate of the Pittsburgh Foundation, The Children’s Festival Chorus in Pittsburgh, and Princeton Pro Musica in New Jersey. She has also served as an Adjunct Professor of Business Management and Psychology at various universities in New Jersey including Rider University, College of New Jersey, and College of St. Elizabeth. Ms. Oliphant joined our Board in April 2019 and serves as a member of our Compensation and Human Resources Committee and Governance Committee. She is also a director of First Commonwealth Bank. Ms. Oliphant earned a Bachelor of Arts Degree in Humanities and a Master of Arts Degree in Psychology from University of Bhopal, India, and a Master of Business Administration from Rutgers University, New Jersey. She has received Honorary Doctorates from Waynesburg University and Robert Morris University, both in Pennsylvania. Ms. Oliphant’s qualifications for service on our Board include her extensive leadership, professional development and business experience, and strong network and reputation among leaders across the business, foundation, public and civic sectors.

T. Michael Price. Mr. Price, age 61, is the President and Chief Executive Officer of First Commonwealth Financial Corporation and Chief Executive Officer of First Commonwealth Bank. He has been a director of the Company since March 2012 and is also a director of First Commonwealth Bank. He served as Interim President and Chief Executive Officer of the Company from January 2012 until being appointed to serve in that capacity on a permanent basis in March 2012. Mr. Price served as President of First Commonwealth Bank from November 2007 until May 2013. Before joining First Commonwealth, Mr. Price served as Chief Executive Officer of the Cincinnati and Northern Kentucky Region of National City Bank from July 2004 to November 2007 and as Executive Vice President and Head of Small Business Banking of National City Bank prior to July 2004. He currently serves on the Board of Directors of Indiana Regional Medical Center and is the First Vice Chairman of the Pennsylvania Bankers Association Board of Directors. Mr. Price received his Bachelor of Science degree from the University of Utah, and he earned his MBA from Cleveland State University. Mr. Price’s qualifications for service on our Board include his thorough understanding of the banking and financial services industry, which he has attained through more than 25 years of executive leadership experience.

Robert J. Ventura. Mr. Ventura, age 74, is Executive Managing Director of Ventura Group, LLC, an investment banking firm in Pittsburgh, Pennsylvania, and formerly served in a similar capacity as Managing Director of Raptor Partners, LLC, from June 2010 through August 2012 and as Principal of Ventura Group, LLC. Mr. Ventura previously served as Director of Acquisitions and Divestitures and Director of Financial Planning and Analysis during a 15-year career with Rockwell International Corporation, a diversified global manufacturing company. Mr. Ventura served as a director of GA Financial, Inc. from 1998 and joined our Board in 2004 at the completion of our acquisition of GA Financial, Inc. Mr. Ventura chairs our Compensation and Human Resources Committee, serves as a member of our Audit Committee and is also a director of First Commonwealth Bank. He earned a Bachelor of Science degree in Industrial Engineering from the University of Pittsburgh and Masters of Business Administration degree from Duquesne University and has held Series 79 and 63 securities licenses. Mr. Ventura’s qualifications for Board service include his expertise in business and financial analysis and mergers and acquisitions and his experience as a director in the financial services industry.

Stephen A. Wolfe. Mr. Wolfe, age 59, has served as President and Chief Executive Officer of Indiana Regional Medical Center, an independent community hospital in Indiana, Pennsylvania, since 1999. Mr. Wolfe is the Founder, President and Chairman of the Pennsylvania Mountains Healthcare Alliance, a regional health information organization that facilitates the exchange of electronic health information among healthcare providers, and is the Chairman of the Pennsylvania Mountain Care Network, a collaborative network of three hospitals in Western Pennsylvania. Mr. Wolfe joined our Board in April 2017 and serves as a director of First Commonwealth Bank and as a member of our Compensation and Human Resources Committee. He is active in numerous civic and charitable organizations, having served as Chairman of the

16	FIRST Commonwealth ∎ 2024 Proxy Statement

Proposal 1 – Election of Directors

Indiana County Chamber of Commerce, a member of the Indiana County Development Corporation and Center for Economic Operations, the co-founder and Chairman of the Seeds of Faith Christian Academy and Campaign Chair for the United Way. Mr. Wolfe earned a Bachelor of Science degree in Pharmacy from Temple University and a Masters in Public Administration from Penn State University. Mr. Wolfe contributes extensive experience in business, strategic planning and execution and organizational development to our Board of Directors.

Each director elected this year will continue in office until a successor has been elected. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our By-laws.

The Board of Directors recommends that you vote “FOR” each of the nominees listed above.

FIRST Commonwealth ∎ 2024 Proxy Statement	17

Proposal 2 – Ratification of Independent Auditors

The Audit Committee of the Board has appointed Ernst & Young LLP as the independent auditors of First Commonwealth and our subsidiaries for the year ending December 31, 2024. Ernst & Young LLP has served as our independent auditors since 2019. In selecting Ernst & Young LLP, the Audit Committee considered a number of factors, including:

•	the professional qualifications of Ernst & Young LLP, the lead partner and other key engagement partners;

•	Ernst & Young LLP’s independence and its processes for maintaining independence;

•

Ernst & Young LLP’s depth of understanding of First Commonwealth’s business, accounting policies and practices and internal control over financial reporting, as well as the breadth and depth of Ernst & Young LLP’s understanding of the financial services industry;

•	the appropriateness of Ernst & Young LLP’s fees for audit and non-audit services;

•	the most recent Public Company Accounting Oversight Board (PCAOB) inspection report on Ernst & Young LLP and the results of “peer review” and self-review examinations;

•	the results of annual evaluations by management and the Audit Committee of the qualifications, performance and independence of Ernst & Young LLP; and

•	the potential impact of changing our independent auditor.

At the annual meeting, shareholders will be asked to ratify the appointment of Ernst & Young LLP as First Commonwealth’s independent auditors for the 2024 fiscal year. Although shareholder approval is not required, the Board desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the annual meeting, the Board will review its future selection of auditors. If the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of First Commonwealth and its shareholders. No formal statement by representatives of Ernst & Young LLP is anticipated at the Annual Meeting. However, representatives of Ernst & Young LLP are expected to attend the Annual Meeting to respond to appropriate questions.

The affirmative vote of the holders of a majority of First Commonwealth’s common stock present in person or represented by proxy at the annual meeting is necessary for ratification of the appointment of Ernst & Young LLP as our independent auditors.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors.

18	FIRST Commonwealth ∎ 2024 Proxy Statement

Audit Information

Report of the Audit Committee

The Audit Committee of First Commonwealth’s Board of Directors operates under a written charter that specifies the Audit Committee’s duties and responsibilities. This charter is available on First Commonwealth’s website at www.fcbanking.com by following the links to “Investor Relations” and “Corporate Governance.”

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. First Commonwealth’s independent auditors are responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes and procedures. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the consolidated financial statements have been prepared with integrity and objectivity and that such consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of First Commonwealth as of and for the year ended December 31, 2023 with First Commonwealth’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the firm’s independence from the Company and management, and has received the written disclosures and the communication from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditor’s communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in First Commonwealth’s annual report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Julie A. Caponi, Chair

Gary R. Claus

Bart E. Johnson

Robert J. Ventura

FIRST Commonwealth ∎ 2024 Proxy Statement	19

Audit Information

Fees Billed by Independent Auditors

The aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2023 and 2022, were as follows:

	For the Fiscal Year Ended December 31, 2023 ($)	For the Fiscal Year Ended December 31, 2022 ($)

Audit Fees(1)	1,378,580	1,109,585

Audit Related Fees	0	0

Tax Fees	0	0

All Other Fees	0	0

(1)

The amount of “Audit Fees” for 2023 represents actual fees billed and does not include additional fees related to the integrated audit of First Commonwealth’s 2023 consolidated financial statements that may be billed after the date of this proxy statement.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by First Commonwealth’s independent auditors in order to assure that the provision of those services does not impair the auditors’ independence. Accordingly, the Audit Committee has adopted a policy for the pre-approval of audit and non-audit services by First Commonwealth’s independent auditors and requires that the independent auditor be engaged for non-audit services only when it is best suited for the job. This policy allows the Audit Committee to pre-approve services through general pre-approval or specific pre-approval.

Under general pre-approval, the Audit Committee approves in advance the payment of up to a specified amount of fees for the performance of specified types of audit, audit-related, tax and other services by the independent auditors. The term of general pre-approval is generally twelve (12) months from the date of pre-approval. Any services that are not subject to general pre-approval or fees in excess of pre-approved limits must be specifically pre-approved by the Audit Committee on a case-by-case basis. Pre-approved fee levels or budgeted amounts for all services to be provided by the independent auditors are established annually by the Audit Committee.

The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management. However, the pre-approval policy allows the Audit Committee to delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decision of any member to whom authority is delegated to pre-approve an activity is presented to the full Audit Committee at its next scheduled meeting.

20	FIRST Commonwealth ∎ 2024 Proxy Statement

Proposal 3 – Advisory Vote on Executive Compensation

First Commonwealth is providing shareholders with the opportunity at the 2024 Annual Meeting of Shareholders to vote on an advisory resolution, commonly known as “Say-on-Pay,” to approve the compensation of First Commonwealth’s named executive officers. Such compensation is described on pages 22 through 48 of this proxy statement. We currently conduct Say-on-Pay votes annually. The next Say-on-Pay vote is expected to occur in 2025.

The Compensation and Human Resources Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis section of this proxy statement and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, allow shareholders to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of First Commonwealth Financial Corporation’s named executive officers as described in the Compensation Discussion and Analysis section and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation and Human Resources Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

The Board of Directors recommends that you vote “FOR” the advisory resolution on executive compensation.

FIRST Commonwealth ∎ 2024 Proxy Statement	21

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) outlines our 2023 executive compensation philosophy and objectives, describes the elements of our executive compensation program, and explains how the Compensation & Human Resources Committee (Committee) of the Company’s Board of Directors arrived at its compensation decisions for our 2023 named executive officers (NEOs) listed below:

T. Michael Price

President and Chief Executive Officer

James R. Reske

Executive Vice President and Chief Financial Officer

Jane Grebenc

Executive Vice President and Chief Revenue Officer

Brian G. Karrip

Executive Vice President and Chief Credit Officer

Norman J. Montgomery

Executive Vice President, Business Integration Group Mgr.

Executive Summary

We seek to align the interests of our executives with the interests of our shareholders. We believe it is important to incent and reward executives for corporate and individual performance. We maintain a pay-for-performance compensation philosophy — our executive compensation program places a heavy emphasis on variable (at-risk) compensation through short- and long-term performance-based programs, which includes a significant equity component.

The Committee established short- and long-term performance goals during the first quarter of 2023.

•

The short-term incentive program rewards growth in core earnings per share (Core EPS), core pre-tax pre-provision return on average assets (PTPP ROA) and Core Efficiency Ratio. The performance goals were set to meet or exceed the consensus estimate of analysts and exceed peer performance.

•	Our long-term incentive program for the 2023-2025 performance cycle rewards our relative performance for core return on tangible common equity (ROTCE) and total shareholder return (TSR).

These performance goals are designed to drive our financial results, align with our business strategy and create long-term value for our shareholders. Our programs are reviewed to ensure the programs, metrics and goals do not encourage undue risk taking or imprudent actions by our executive officers.

2023 Financial and Strategic Accomplishments

•

The Company completed the acquisition of Centric Financial Corp and its banking subsidiary Centric Bank in January 2023. The acquisition extended the Bank’s branch presence into Harrisburg, Lancaster and suburban Philadelphia and added $924 million in loans and $757 million in deposits.

•	The Company delivered strong financial results despite a challenging operating environment.

•	Core EPS grew by 23% from $1.38 in 2022 to $1.70 in 2023. Core PTPP ROA increased to 2.00% in 2023 from 1.91% in 2022.

22	FIRST Commonwealth ∎ 2024 Proxy Statement

Executive Compensation

•

Deposits grew by $430 million or 5.4% (excluding acquired deposits) in an intensely competitive market for deposits. Loans grew $421 million or 5.5% (excluding acquired loans), as management tempered loan growth to maintain liquidity.

•

Asset quality remained strong in 2023. Nonperforming loans as a percentage of total loans remained steady at 0.44%. The allowance for credit losses as a percentage of total loans decreased slightly to 1.31% at December 31, 2023, from 1.35% at December 31, 2022.

•

Net interest income increased $73.5 million or 24%, while net interest margin (NIM) increased to 3.81% from 3.58% in 2022. Noninterest income decreased $2.1 million or 2% due to weak demand for mortgages, lower SBA and swap income, partially offset by improved wealth services and debit card interchange income. Noninterest expense increased $40 million or 18% due to Centric expenses.

•

The Company’s strong capital position and stable earnings enabled the Company to increase its quarterly dividend by 4.2% to $0.125 per share and to repurchase 1.1 million shares at an average price of $12.04 per share.

Summary of Executive Compensation Actions

The following is a summary of compensation actions taken by the Company in 2023:

•

The Committee approved a 16% increase to the CEO’s base salary to bring his base salary and total direct compensation closer to the median of the Company’s peer group. The Committee approved market-based merit increases for the other NEOs.

•

We adopted an Annual Incentive Plan (AIP) in 2023 and granted awards to our NEOs under the 2023 AIP. For the 2023 AIP, we retained Core EPS, Core PTPP ROA, and Core Efficiency Ratio as performance measures. The terms of the 2023 AIP were materially the same as previous years.

•

We granted awards to our NEOs under the 2023-2025 LTIP consisting of 50% time-vesting restricted stock units (RSUs) and 50% performance-vesting restricted stock units (PRSUs). Vesting of PRSUs continues to be contingent on relative performance of TSR and Core ROTCE relative to our performance peer group.

•

In 2024, we paid AIP awards to the NEOs based on 2023 performance. Core EPS fell between the Target and Superior levels, Core Efficiency Ratio fell between the Threshold and Target levels, while Core PTPP ROA did not achieve the Threshold performance level. The calculated award under the AIP equated to 96.9% of the Target award for risk management executives and 87.7% of the Target award for other participants. The Committee exercised discretion to pay all participants at 100% of the Target award recognizing the Company’s strong performance relative to peers in a challenging operating environment. See “Executive Compensation Decisions in 2023 – Annual Incentive Plan” for a discussion of the factors considered by the Committee in determining the payout under the AIP.

•

In 2024, pursuant to our 2021-2023 LTIP we approved the award of common stock equal to 200% of the target award level for the PRSUs and the vesting of time-vesting RSUs. TRS fell at the 87th percentile of the peer group, and Core ROTCE fell at the 78th percentile of the peer group, in each case achieving the Superior performance level.

•	In 2024, the Committee approved a discretionary contribution to the Non-Qualified Deferred Compensation Plan in the amount of $12,500 each for 17 participants in the Plan, including the NEOs.

FIRST Commonwealth ∎ 2024 Proxy Statement	23

Executive Compensation

CEO Pay At-A-Glance

The following graphs show the direct relationship between our financial performance and our CEO total compensation1 levels and our improving relative performance by comparing our Core ROA and Core ROTCE to the median of our performance peer group and the total annual compensation for Mr. Price since 2017.

[1]

CEO compensation for 2017 through 2020 includes one-fifth of the grant date fair value of 60,000 restricted stock units granted in December 2015 which vested on the fifth anniversary of the grant date.

24	FIRST Commonwealth ∎ 2024 Proxy Statement

Executive Compensation

Advisory Vote on Executive Compensation

Our shareholders approved the compensation of our NEOs in an advisory vote at our 2023 annual meeting of shareholders. The advisory vote received the support of 97% of the votes cast (excluding abstentions and broker non-votes). The Committee considered the results of this advisory vote to be overwhelmingly favorable.

Summary of Executive Compensation Practices

Align executive pay with performance and align executive interests with shareholders	✓	Assess performance with financial, strategic and total return measures
	✓	Consider competitive pay opportunity, as well as realized pay, in managing and aligning overall executive compensation arrangements and individual pay decisions
	✓	Limit the use of perquisites
	✓	Establish equity-based award levels that represent a substantial component of executives’ pay opportunities
	✓	Vest 50% of long-term incentive award based on relative performance of Core ROTCE and TSR, which are closely aligned with shareholders
	✓	Require directors and executives to maintain significant share ownership

Maintain effective governance of our programs	✓	Incentive compensation subject to a “claw back” policy in the event of an accounting restatement, as required by NYSE and SEC rules
	✓	Conduct executive sessions of the Compensation & Human Resources Committee without management present
	✓	Prohibit liberal share recycling within the equity plan
	✓	Prohibit re-pricing of equity awards
	✓	Prohibit hedging or pledging of company stock by directors or executive officers
	✓	Utilize an independent compensation consultant that serves only the Compensation and Governance Committees of the Board
	✓	Conduct risk assessment to ensure the compensation programs do not encourage inappropriate risk taking

Protect shareholders	✓	Offer agreements with double trigger change of control termination and do not offer tax gross-ups
	✓	Require executives to agree to reasonable protective covenants including confidentiality and non-solicitation provisions
	✓	Emphasize the role of total return relative to others in our industry

FIRST Commonwealth ∎ 2024 Proxy Statement	25

Executive Compensation

What Guides Our Program

Compensation Philosophy and Objectives

The Committee believes that the continued success of the Company in achieving its strategic objectives depends in large part on the talent and leadership of its executives and the alignment of those executives with the interests of our investors. Accordingly, the Committee’s philosophy toward executive compensation can be summarized as follows:

•

Competitive Compensation. We will provide compensation opportunities to executive officers that, in the aggregate, reflect the median practices of similarly-sized banks in the Mid-Atlantic and Midwest, adjusted for individual variance in skill and contribution.

•

Pay-for-Performance. To earn competitive total pay levels, executive officers will be required to meet financial and operating objectives derived from our internal business plan and achieve long term performance that meets or exceeds the median of our performance peer group.

•

Link Compensation to Talent and Accountability. To attract, retain and develop superior talent, we assess the leadership skills and professional competence of executive officers as part of our overall assessment of individual performance. Executives are held accountable for providing leadership to the organization and achievement of individual internal financial and non-financial objectives, as well as identifying and developing successors. Results of this assessment serve as input to Committee deliberations over salary increases and incentive adjustments and as input to related management selection and employment discussions.

•

Promote Long-Term Share Ownership. We use share ownership to support risk management efforts, balancing demands for short-term results with long-term consequences. All long-term incentive awards are paid with shares of Company stock, and all executives are expected to maintain a significant investment in the Company in accordance with our share ownership and retention guidelines.

•

Provide Reasonable Income Security. We provide change of control agreements to our executive officers consistent with industry standards and competitive requirements. These agreements are designed to foster stability and retain well-qualified executives by providing reasonable income protection upon termination of employment following a change of control. All agreements are “double trigger,” requiring both a change of control and the loss of employment, and no agreement provides for any gross-up of taxes.

Elements of Compensation

Total direct compensation for our NEOs consists of base salary, cash and equity-based incentive compensation. Each of these elements of compensation is described below.

Base Salary

We provide base salaries to compensate our NEOs for services performed during the year. Base salaries further our objectives of attracting and retaining executive talent and providing competitive compensation.

Base salaries for executive officers are determined by:

•	Evaluating the responsibilities of the position held and the experience of the individual; and

•	Considering the competitive marketplace for executive talent, primarily through a comparison to base salaries for comparable positions with companies in our compensation peer group.

The Committee typically reviews and approves base salaries annually as part of the performance review process as well as upon promotion or other change in job responsibility. Adjustments to base salaries, within a range of competitive practices, are determined primarily by:

•	The performance of the executive’s business unit or area of responsibility, based upon measures contained in business unit scorecards and the success of business unit operating initiatives; and

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•

An evaluation of the executive’s personal development, which includes an assessment of their individual skills and attributes through a formal performance evaluation and progress on individual development objectives.

Incentive Compensation

In order to align pay with corporate performance, the Committee seeks to appropriately balance fixed compensation with variable, or “at risk,” incentive compensation that is contingent on performance and the financial success of the organization.

For 2023, the NEOs and certain other key executives participated in two incentive compensation plans:

•

an annual incentive plan, or AIP, which provides for the payment of annual cash awards based on the attainment of annual corporate performance measures and, in the case of risk management executives, individual performance measures, and

•

a long-term incentive compensation plan, or LTIP, which provides performance-based equity compensation determined by the attainment of corporate performance measures relative to the Company’s performance peer group over a rolling three-year period and time-vesting restricted stock units.

Each plan includes performance goals with “threshold,” “target” and “superior” performance levels. The threshold level represents the minimum acceptable level of performance to earn an award under the particular performance goal. The Committee considers our budget, peer performance, growth percentages and the consensus estimate of covering analysts when establishing the target level of performance under our AIP. The superior performance level generally reflects stretch targets for the corporate performance goals. For the LTIP, the Company’s performance must meet or exceed the median of the performance peer group to achieve the target level of performance, while the threshold performance level is set at the 25th percentile and the superior level requires performance within the top quartile of the performance peer group. The Committee has discretion to consider unusual factors and their resulting effect on our performance, such as merger and acquisition transactions, the impact of share repurchase activity on the achievement of performance goals, strategic decisions that have an adverse impact on near-term results such as conversion-related expenses, unusual investment gains or losses, corporate and balance sheet restructuring, significant asset sales, significant exogenous events, and other items it deems appropriate in determining the extent to which we achieve our performance goals.

Our incentive compensation plans are intended to align our executives’ financial interests with those of our investors. The combination of annual and long-term incentives is intended to balance our desire to achieve strong financial results over the short term with the need to employ prudent and sustainable growth strategies.

Compensation Positioning and Mix

First Commonwealth strives to maintain an executive compensation program (both individual components and in the aggregate) that is competitive with the market. While the targeted pay level is set to provide competitive pay for meeting expected performance, the actual pay level (by component and in the aggregate) varies based on performance relative to goals and industry performance over both short- and long-term timeframes. In the aggregate, the objective of First Commonwealth’s executive compensation program is to provide a balanced mix of fixed and variable (i.e., incentive / performance) and cash and equity compensation. The target mix of compensation will vary based on the executive’s role, and the actual mix will vary based on performance.

Our executive compensation program emphasizes variable (at-risk) pay that aligns compensation with performance and shareholder value. For the NEOs, the mix of compensation elements is weighted toward variable, performance-based compensation. The CEO’s compensation has a greater emphasis on variable compensation than that of the other NEOs because his actions have a greater influence on the performance of the Company as a whole.

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Executive Compensation

As shown below, the majority of CEO target compensation and a significant portion of other NEO target compensation was variable and subject to performance and/or vesting requirements (56% for the CEO and an average of 47% for our other active NEOs) for fiscal year 2023.

The Decision-Making Process

Role of the Compensation Committee

The Compensation and Human Resources Committee of the Board (“the Committee”) is comprised of six directors: Robert J. Ventura (Chairman), Ray T. Charley, Gary R. Claus, David W. Greenfield, Aradhna M. Oliphant and Stephen A. Wolfe. Each member of the Committee is an “independent director” for purposes of the New York Stock Exchange listing standards for compensation committee members. The Committee operates under a written charter that is reviewed and approved annually by the Board. A copy of this charter is available under the “Investor Relations – Corporate Governance” section of our website, http://www.fcbanking.com.

The primary responsibilities of the Committee are to:

•	review and evaluate First Commonwealth’s general compensation philosophy and oversee the development and implementation of its compensation policies and programs;

•

determine the CEO’s salary, bonus and other incentive and equity compensation and review and approve the individual and corporate goals assigned to the CEO and evaluate the performance of the CEO in light of those goals;

•

approve the salary, bonus and other incentive and equity compensation of the other executive officers and review and approve the individual and corporate goals assigned to the executive officers and the CEO’s evaluation of the performance of the executive officers in light of those goals;

•

make recommendations to the Board with respect to incentive and equity-based compensation plans that are subject to Board approval, oversee the administration and carry out the Committee’s responsibilities under such plans, including the approval of awards of equity-based compensation;

•	oversee the performance of the Company’s initiatives related to diversity and inclusion; and

•	oversee First Commonwealth’s succession planning and talent management processes.

The Committee relies upon performance data, statistical information and other data regarding executive compensation programs and peer practices provided from time to time by First Commonwealth’s Human Resources department, officers and outside advisors. The Committee has access to individual members of

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management and employees and may invite them to attend any Committee meeting. The Committee has the power and discretion to retain, at First Commonwealth’s expense, independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

Role of Executives in Establishing Compensation

The CEO provides strategic context and input to the Committee on incentive measures and pay decisions for executives other than himself. His role includes:

•	making recommendations on performance measures and goals for our incentive plans;

•	evaluating executive officer performance and overseeing succession and development planning for executive officers;

•	making recommendations regarding corporate titles, base salaries, annual and long-term incentive award opportunities, discretionary awards and other employment terms for executive officers;

•	providing background information for Committee meeting agenda items; and

•	providing pay recommendations for executives other than himself.

The CEO generally attends Committee meetings, but he is not present during executive sessions of the Committee at which his performance and compensation are discussed. Other members of management also attend meetings from time to time at the request of the Committee to provide reports and information on agenda topics.

Independent Compensation Consultant

The Committee engaged Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant for 2023.

During 2023, Meridian provided the Committee with peer executive compensation data and advised the Committee regarding various matters brought before the Committee, including the Committee’s evaluation of the design of short- and long-term incentive programs, the Board’s evaluation of the CEO and the evaluation of our performance and compensation against the performance and compensation of our compensation peer group, which is described under “Peer Comparisons” and elsewhere in this CD&A.

The Committee has the sole authority to retain and terminate Meridian as its compensation consultant and approve fees and other engagement terms. The Committee has determined that Meridian is independent from management based upon the consideration of relevant factors, including:

•	that Meridian does not provide any services to the Company except advisory services to the Committee and the Governance Committee;

•	that the amount of fees received from the Company by Meridian is not material as a percentage of Meridian’s total revenue;

•	that Meridian has policies and procedures that are designed to prevent conflicts of interest;

•	that Meridian and its employees who provide services to the Committee do not have any business or personal relationship with any member of the Committee or any executive officer of the Company; and

•	that Meridian and its employees who provide services to the Committee do not own any stock of the Company.

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Executive Compensation

Peer Comparisons

The Committee reviews a peer compensation assessment annually as a market check for the Company’s executive pay and performance. During 2023, this assessment was performed using compensation data provided by Meridian from our compensation peer group, as described below. The compensation peer group is intended to:

•	serve as a point of reference for defining the range of competitive pay practices, including the range of target total pay opportunities appropriate for First Commonwealth executive officers;

•	serve as a point of reference in understanding the relative expense burden associated with First Commonwealth executive officer pay;

•	help the Committee to assess pay-related talent risk by providing transparent pay data from those companies most likely to attract First Commonwealth’s executive officers; and

•	help the Committee test the alignment of actual pay delivered relative to Company performance and calibrate future payouts.

The compensation peer group selected by the Committee is comprised of 18 publicly-traded commercial banks with headquarters in the Mid-Atlantic and Midwest. The Committee reviews the compensation peer group annually based on analysis and recommendations from Meridian and periodically adds or removes members from the compensation peer group based on changes in the size, business model and demographic profile of First Commonwealth and peer banks. The peer group companies utilized by the Committee to determine NEO compensation for 2023 are listed below.

∎  Eagle Bancorp, Inc.

∎  First Financial Bancorp

∎  First Merchants Corp.

∎  1st Source Corporation

∎  Fulton Financial Corp.

∎  Horizon Bancorp

∎  Lakeland Bancorp, Inc.

∎  Lakeland Financial Corporation

∎  NBT Bancorp Inc.

∎  Northwest Bancshares Inc.

∎  Park National Corp.

∎  Republic Bancorp

∎  S&T Bancorp

∎  Sandy Spring Bancorp, Inc.

∎  Tompkins Financial Corp.

∎  Univest Financial Corporation

∎  WesBanco Inc.

∎  WSFS Financial Corporation

The Committee also references a national peer group, which we refer to as our performance peer group, comprised of all publicly traded United States banks and thrifts having total assets greater than or equal to 50% and less than or equal to 200% of the total assets of the Company, when measuring the Company’s performance in comparison to peers for incentive plans and other purposes.

During 2023, Meridian presented a market assessment of the Company’s executive compensation in comparison to the compensation peer group. The assessment noted that the CEO’s base salary is at 73% of the market median and target total direct compensation is at 70% of the market median. The base salary and target total direct compensation for other NEOs is within the competitive range of +/- 15% from the market median. Based on this assessment, Meridian concluded that the compensation of the NEOs is aligned with the Committee’s compensation philosophy.

In assessing the pay-for-performance relationship, the Committee considers the historic realized pay provided by the Company to its CEO and CFO in relation to the Company’s performance. Realized pay consists of actual base salary and annual cash incentives paid, the fair market value of restricted stock and restricted stock units vested during the measurement period and the value of long-term performance awards earned during the measurement period (based on actual performance). The Committee believes this is a more accurate reflection of the actual compensation delivered to the CEO and CFO than the amounts reported in the Summary Compensation Table, which include a mix of actual pay and unearned long-term pay opportunities.

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The chart below shows the relative financial performance2 and CEO realized pay for the Company and similarly-sized institutions over the three-year period 2020 through 2022 (the most recent publicly-available compensation data).

The shaded area reflects relative alignment of pay and performance. For the period presented, the Company’s CEO realized pay (11th percentile) was significantly lower than the Company’s relative performance (68th percentile).

[2]

Financial performance for the Company and its peers is based on the average of the following performance metrics: Core EPS growth; Core ROAA; Efficiency Ratio; Core ROTCE; and Total Shareholder Return.

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Executive Compensation

Executive Compensation Decisions in 2023

Base Salary

During 2023, the Committee approved a 16% increase to the base salary of CEO Price based on his strong performance as CEO and the historical misalignment between the CEO’s below-market compensation and the Company’s above-average performance. The Committee also approved market-based merit increases for the other NEOs. The table below shows the change in base salary for each NEO from 2022 to 2023.

	12/31/2022 Base Salary	12/31/2023 Base Salary

T. Michael Price	516,000	600,000

James R. Reske	425,000	450,000

Jane Grebenc	479,000	493,000

Brian G. Karrip	400,000	412,000

Norman J. Montgomery	377,000	395,000

Annual Incentive Plan

The Committee approved AIP participation for the NEOs in February 2023. The 2023 AIP utilized corporate performance measures to maximize the alignment between executive incentive pay and corporate performance. The Committee retained Core EPS, Core PTPP ROA, and Core Efficiency Ratio as corporate performance measures. The Committee retained an individual performance component for those executive officers with risk management responsibilities (our Chief Credit Officer, Chief Risk Officer and Chief Audit Executive) with a weighting of 30%.

The table below lists the performance goals for the 2023 AIP and their respective weightings and threshold, target and superior performance levels, and results:

	Performance Range				Weighting

Performance Goal[3]	Threshold	Target	Superior	Core Results (Non-GAAP)	Risk Executives	All Other NEOs

Core EPS	$1.58	$1.66	$1.73	$1.70	40%	50%

Core PTPP ROA	2.12%	2.15%	2.29%	2.00%	15%	25%

Core Efficiency Ratio	53.5%	51.5%	49.8%	52.9%	15%	25%

Individual Performance	Varies by participant			See below	30%	0%

					100%	100%

Core EPS fell between the Target and Superior levels, Core Efficiency Ratio fell between the Threshold and Target levels, and Core PTPP ROA fell below the Threshold level. The Committee determined that Mr. Karrip achieved the Target performance level for his individual performance measures based on levels of credit costs, non-performing and criticized loans.

When evaluating the Company’s performance under the 2023 AIP, the Committee noted that the Target performance levels called for EPS growth at the 92nd percentile of the peer group and Core PTPP ROA at the 82nd percentile of the peer group based on published earnings estimates when the Committee approved the AIP awards. The Committee also considered that the Company delivered financial results that substantially exceeded the median of the peer group and that the management team capably navigated a challenging operating environment with intense competition for funding and volatility stemming from several high profile bank failures. Based on these considerations, the Committee exercised discretion

[3]	Core financial results exclude one-time acquisition costs.

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to adjust the AIP payout for each NEO to 100% of the target award. The table below sets forth the amount earned by each NEO under the original design of the 2023 AIP, the amount of the discretionary award to each NEO and the total amount paid to each NEO under the 2023 AIP.

	Original Plan Design			Final Payout

Executive	Percent of Target Earned	Amount Earned	Committee Discretion	Percent of Target	Amount

T. Michael Price	87.7%	$315,643	$44,357	100%	$360,000

James R. Reske	87.7%	$177,549	$24,951	100%	$202,500

Jane Grebenc	87.7%	$194,515	$27,335	100%	$221,850

Brian G. Karrip	96.9%	$159,679	$5,121	100%	$164,800

Norman J. Montgomery	87.7%	$138,532	$19,468	100%	$158,000

Long-Term Incentive Plans

2023-2025 LTIP

In January 2023, the Committee established a LTIP for the three-year performance cycle from 2023 through 2025. Awards under the 2023-2025 LTIP consist of

•	50% performance-vesting RSUs; and

•	50% time-vesting RSUs which vest in a single installment on the third anniversary of the award.

The table below identifies the performance goals for the PRSUs awarded under the 2023-2025 LTIP.

		Performance Range

Performance Goal	Weighting	Threshold	Target	Superior

Core ROTCE Relative to Peers	50%	25th %ile	50th %ile	75th %ile

TSR Relative to Peers	50%	25th %ile	50th %ile	75th %ile

The performance peer group for the 2023-2025 LTIP is comprised of all publicly traded United States banks and thrifts having total assets greater than or equal to 50% and less than or equal to 200% of the total assets of the Company as of December 31, 2025. The number of shares that may be earned for the PRSUs ranges from 40% of the target award for threshold performance to 200% of the target award for superior performance.

2021-2023 LTIP

2023 represented the final year of the performance cycle for the PRSUs issued pursuant to the 2021-2023 LTIP. Vesting was based upon First Commonwealth’s achievement of the following performance goals: (1) core ROTCE in relation to the performance peer group; and (2) TSR in relation to the performance peer group.

The table below lists the performance goals for the 2021-2023 LTIP and their respective weightings and threshold, target and superior performance levels, and results:

		Performance Range

Performance Goal	Weighting	Threshold	Target	Superior	Results	Payout

Core ROTCE Relative to Peers	50%	25th %ile	50th %ile	75th %ile	78th %ile	200%

TSR Relative to Peers	50%	25th %ile	50th %ile	75th %ile	87th %ile	200%

Award Level (% of target)		40%	100%	200%

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Executive Compensation

Based upon these results, in February 2024 the Committee approved the vesting of the following PRSUs and time-vesting RSUs to the NEOs:

Executive	Performance- Vesting RSUs	Time- Vesting RSUs	Total Shares

T. Michael Price	24,300	12,150	36,450

James R. Reske	13,400	6,700	20,100

Jane Grebenc	16,900	8,450	25,350

Brian G. Karrip	12,600	6,300	18,900

Norman J. Montgomery	11,500	5,750	17,250

Other Compensation Practices, Policies and Guidelines

Stock Ownership Guidelines

The Committee has established stock ownership guidelines to encourage Company share ownership by our executive officers (including the NEOs) through retention of shares granted under the Company’s incentive plans. The stock ownership guidelines are summarized in the table below.

Position	Stock Ownership Guideline as a Multiple of Salary

Chief Executive Officer	3X

Other Executive Officers	1X

Executives are not required to purchase shares to reach these ownership guidelines. However, executives are restricted from selling shares received as equity-based compensation (net of required withholding tax) until the guidelines are achieved. Furthermore, executives are required to retain at least 50% of shares earned under equity-based compensation plans (net of required withholding tax) once the guidelines have been met. The Committee believes that these stock ownership guidelines, coupled with the use of equity-based compensation, will increase the level of executive stock ownership over time, which will further align the interests of our executives with shareholders.

As of the record date for the annual meeting, each of our executive officers (including the NEOs) owns shares having a value that substantially exceeds their applicable stock ownership guideline.

Policy Regarding Derivatives, Short Sales and Hedging

First Commonwealth’s policy prohibits directors and officers (including the NEOs) from pledging shares on margin, trading in derivative securities of First Commonwealth’s common stock, engaging in short sales of First Commonwealth securities, or purchasing any other financial instruments that are designed to hedge or offset any decrease in the market value of First Commonwealth securities.

Benefit Programs and Perquisites

The NEOs participate in employee benefit programs available to all other eligible employees of First Commonwealth, including our 401(k) plan, and group medical, life and disability insurance. In addition, First Commonwealth maintains a Nonqualified Deferred Compensation Plan that is designed to restore benefits that are not available to them under our 401(k) plan as highly compensated employees, according to rules of the IRS. Under the terms of this Plan, each participant may contribute up to 25% of his or her base salary and up to 100% of his or her annual incentive payment to the Plan. Beginning in 2020, the Company contributed the amount of matching contributions that each participant would have received under the 401(k) plan but for the limit on matching contributions under the 401(k) plan. The amount, if any,

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received by each NEO is included in the Other Compensation column of the Summary Compensation Table on page 37. In 2021, the Committee amended the Plan to allow employer discretionary contributions. In January 2024, the Committee approved discretionary contributions of $12,500 each to 17 senior leaders, including the NEOs. These contributions were approved to supplement retirement savings and recognize strong individual and company performance in 2023.

The Company pays for certain members of senior management (including certain NEOs) to belong to one or more private clubs as a venue to entertain customers and to participate in various community functions. Expenses of a personal nature or related to a spouse or partner are not paid by the Company in the case of executive officers.

The Company offers our executive officers (including NEOs) the opportunity to receive financial planning and tax preparation services from a third-party to assist with their personal finances. Providing this service gives our executive officers a better understanding of their pay and benefits, allowing them to concentrate on the Company’s future success.

If the Company hires or initiates a transfer of an employee, including an NEO, and requires a relocation of more than 50 miles, the employee may be eligible for reimbursement of the costs of house hunting trips, closing on the sale of the old home and the purchase of the new home, temporary living quarters and moving household goods and furniture. In these circumstances the Company will also gross up taxable relocation reimbursements for applicable taxes.

The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers (including the NEOs). The Committee believes the perquisites and other personal benefits provided by the Company are consistent with the Company’s philosophy of attracting and retaining superior executive talent.

Agreements with Executives

We provide employment and change of control agreements to certain executive officers (including the NEOs) to promote stability and continuity of executive officers and ensure their interests are aligned with shareholders. Terms of these agreements consider marketplace practices and First Commonwealth’s unique needs and are tailored to the individual executive with a focus on retention and recruitment. The change of control agreements contain a “double trigger,” providing benefits only upon an involuntary termination or constructive termination of the executive officer in connection with a change of control. The agreements do not provide for any tax gross-ups payments upon a change of control event. The Committee considers change of control agreements to be necessary in the current financial services industry legal, regulatory and economic environment. Details on employment agreements and change of control agreements are included under “Potential Payments Upon Termination or Change of Control” on page 45.

Tax and Accounting Considerations

The Committee determines NEO compensation in accordance with our compensation philosophy and continues to believe that attracting, retaining and motivating our employees with a compensation program that supports long-term value creation is in the best interests of our shareholders. In reaching decisions on executive compensation, the Committee considers the tax and accounting consequences, including that compensation (including performance-based compensation) in excess of $1 million paid to covered executive officers in calendar year 2023 generally will not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986.

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Executive Compensation

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in the preceding pages of this proxy statement, and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission.

Respectfully submitted,

Robert J. Ventura, Chairman

Ray T. Charley

Gary R. Claus

David W. Greenfield

Aradhna M. Oliphant

Stephen A. Wolfe

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Summary Compensation Table

The table below shows compensation of our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

T. Michael Price President and Chief Executive Officer	2023	586,000	56,857	402,615	315,643	26,040	1,387,155
	2022	511,333	12,500	305,712	496,650	24,475	1,350,670
	2021	488,000	0	324,429	402,600	36,170	1,251,199

James R. Reske Executive Vice President and Chief Financial Officer	2023	445,833	37,451	204,225	177,549	59,385	924,443
	2022	423,167	12,500	194,544	297,500	57,946	985,657
	2021	414,000	0	178,903	248,400	55,401	896,704

Jane Grebenc Executive Vice President and Chief Revenue Officer	2023	490,667	39,835	229,024	194,515	26,040	980,081
	2022	477,000	12,500	218,862	377,213	24,475	1,110,050
	2021	467,000	0	225,632	280,200	23,525	996,357

Brian G. Karrip Executive Vice President and Chief Credit Officer	2023	410,000	17,621	191,096	159,679	24,295	802,691
	2022	398,333	12,500	184,122	280,000	22,190	897,145
	2021	390,000	0	168,223	234,000	19,296	811,519

Norman J. Montgomery	2023	392,000	31,968	180,885	138,532	13,400	756,785
Executive Vice President, Business Integration Group Manager	2022	373,333	12,500	166,752	263,900	12,200	828,685
	2021	355,000	0	153,537	213,000	11,600	733,137

(1)	Annual salary includes compensation deferred at the election of the named executive officer pursuant to First Commonwealth’s 401(k) plan and non-qualified deferred compensation plan.

(2)

Bonus for 2023 represents a discretionary contribution to each NEO’s non-qualified deferred compensation plan in the amount of $12,500 and a discretionary bonus representing the difference between the amount earned and the target performance award under the 2023 AIP. Refer to the Compensation Discussion & Analysis – Executive Compensation Decisions in 2023 for additional details.

(3)

Stock awards for 2023 consist of time-based and performance-based restricted stock unit awards (“RSUs”) granted under the Company’s 2023-2025 long-term incentive plan (“LTIP”). The performance-based RSUs vest only if the Company achieves certain performance goals. The vesting of time-based and performance based RSUs is further contingent upon the officer remaining employed with the Company until the end of the performance period (i.e., December 31, 2025).

All stock awards are reflected at their grant date fair value, as determined pursuant to Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). Assumptions used in the calculation of this amount are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K. The amounts reflected for performance-based RSUs assume that we will achieve the required performance goals at target levels and that the officer will continue to be employed by us through vesting.

The following table provides the grant date fair value of performance-based RSUs granted during 2023 assuming target and superior performance:

Name	At Target ($)	At Superior ($)

T. Michael Price	208,587	417,174

James R. Reske	105,805	211,610

Jane Grebenc	118,653	237,306

Brian G. Karrip	99,003	198,007

Norman J. Montgomery	93,713	187,426

(4)	Represents the calculated awards earned by the named executive officers based on the corporate and individual performance goals established under our 2023 Annual Incentive Plan.

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Executive Compensation

(5)

The amounts shown under the heading “All Other Compensation” for 2023 include, with respect to each named executive officer, (i) matching contributions made by First Commonwealth under First Commonwealth’s 401(k) plan, (ii) professional advisory fees for financial planning and tax preparation services; and (iii) membership dues paid to country clubs:

Name	Matching 401(k) Contributions ($)	Professional Advisory Fees ($)	Country Club Dues ($)

T. Michael Price	13,400	12,640	0

James R. Reske	13,400	14,365	10,958

Jane Grebenc	13,400	12,640	0

Brian G. Karrip	13,400	0	10,895

Norman J. Montgomery	13,400	0	0

The amount of “All Other Compensation” shown for Mr. Reske includes $14,480 for the reimbursement of living expenses and $6,182 for the payment of taxes in respect of such reimbursement.

Grants of Plan-Based Awards

The following table shows information on plan-based awards to the named executive officers during 2023:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

T. Michael Price	1/30/2023	—	—	—	5,520	13,800	27,600	13,800	402,615

	2/20/2023	180,000	360,000	630,000	—	—	—	—	—

James R. Reske	1/30/2023	—	—	—	2,800	7,000	14,000	7,000	204,225

	2/20/2023	101,250	202,500	354,375	—	—	—	—	—

Jane Grebenc	1/30/2023	—	—	—	3,140	7,850	15,700	7,850	229,024

	2/20/2023	110,925	221,850	388,237	—	—	—	—	—

Brian G. Karrip	1/30/2023	—	—	—	2,620	6,550	13,100	6,550	191,096

	2/20/2023	82,400	164,800	288,400	—	—	—	—	—

Norman J. Montgomery	1/30/2023	—	—	—	2,480	6,200	12,400	6,200	180,885

	2/20/2023	79,000	158,000	276,500	—	—	—	—	—

(1)

Amounts reflected under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the table above represent the cash award opportunities for named executive officers under our 2023 AIP based upon the “threshold,” “target” and “maximum” (referred to as “superior” in the AIP) levels of performance for all relevant performance goals. The amount actually earned by each named executive officer under the 2023 AIP is included in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

(2)

The amounts reflected under the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the table above represent the number of performance restricted stock units that may be issued to our named executive officers under the 2023-2025 LTIP based upon the “threshold,” “target” and “maximum” (referred to as “superior” in the LTIP) levels of performance for the relevant performance goals.

(3)

The amounts reflected in the “All Other Stock Awards” column of the table represent the number of time-vesting restricted stock units that were granted to each of our named executive officers under the 2023-2025 LTIP.

(4)

The amounts shown under “Grant Date Fair Value of Stock Awards” are calculated in accordance with ASC Topic 718 assuming, in the case of performance-based RSUs, that applicable performance goals are achieved at the target level.

38	FIRST Commonwealth ∎ 2024 Proxy Statement

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table presents the number and market value of unvested stock awards held by the named executive officers as of December 31, 2023:

	Grant Date	Stock Awards
Name		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

T. Michael Price	1/30/2023	13,800	213,072	13,800	213,072
	1/28/2022	8,800	135,872	8,800	135,872
	2/18/2021	12,150	187,596	12,150	187,596

James R. Reske	1/30/2023	7,000	108,080	7,000	108,080
	1/28/2022	5,600	86,464	5,600	86,464
	2/18/2021	6,700	103,448	6,700	103,448

Jane Grebenc	1/30/2023	7,850	121,204	7,850	121,204
	1/28/2022	6,300	97,272	6,300	97,272
	2/18/2021	8,450	130,468	8,450	130,468

Brian G. Karrip	1/30/2023	6,550	101,132	6,550	101,132
	1/28/2022	5,300	81,832	5,300	81,832
	2/18/2021	6,300	97,272	6,300	97,272

Norman J. Montgomery	1/30/2023	6,200	95,728	6,200	95,728
	1/28/2022	4,800	74,112	4,800	74,112
	2/18/2021	5,750	88,780	5,750	88,780

(1)	Shares reflected in this column include time-vesting RSUs granted to each named executive officer under our 2021-2023 LTIP, 2022-2024 LTIP, and 2023-2025 LTIP.

(2)	Market values are calculated using the closing market price of First Commonwealth’s stock on the NYSE on the last trading day of 2023 ($15.44 per share).

(3)

Shares reflected in this column represent the number of shares that would be issued to each named executive officer under our 2021-2023 LTIP, 2022-2024 LTIP, and 2023-2025 LTIP, assuming that the target level of performance is achieved for each plan.

FIRST Commonwealth ∎ 2024 Proxy Statement	39

Executive Compensation

Option Exercises and Stock Vested

We had no outstanding stock options during 2023. The following table presents information concerning shares of restricted stock held by named executive officers that vested during 2023:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

T. Michael Price(2)	24,852	408,318

James R. Reske(2)	13,680	224,762

Jane Grebenc(2)	17,328	284,699

Brian G. Karrip(2)	12,882	211,651

Norman J. Montgomery(2)	10,260	168,572

(1)

Calculated by multiplying the number of shares acquired on vesting by market value of the shares on the vesting date using the closing market price of First Commonwealth’s stock on the NYSE on the vesting date.

(2)	Consists of shares issued for RSUs awarded under the 2020-2022 LTIP which vested on February 20, 2023.

Nonqualified Deferred Compensation

We maintain a non-qualified deferred compensation plan in which each named executive officer may contribute up to 25% of his or her base salary and up to 100% of his or her annual incentive payment. Amounts held in the plan may be invested at the discretion of the executive in First Commonwealth stock and eligible mutual funds. Plan assets are distributed in a lump sum or annual installments following the later of the termination of the officer’s employment or the attainment of age 62. Amounts held in the plan are not subject to vesting or forfeiture. The following table presents executive and employer contributions, aggregate earnings, withdrawals and distributions and year-end balance for each of the named executive officers for 2023:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

T. Michael Price	152,865	20,940	51,423	0	1,207,450

James R. Reske	0	17,300	49,110	0	561,769

Jane Grebenc	0	19,460	2,581	0	38,519

Brian G. Karrip	60,000	16,300	11,521	0	178,155

Norman J. Montgomery	52,780	15,380	56,917	0	604,339

(1)

Amounts contributed to the non-qualified deferred compensation plan are invested at the discretion of the participant in First Commonwealth stock and third party investment vehicles, such as mutual funds and money-market accounts. These amounts are included in the Salary column of the Summary Compensation Table.

(2)

Earnings reflect the market return on plan investments and include interest, dividends, appreciation (or depreciation), and plan fees in the net asset value of investments held in each named executive officer’s Non-Qualified Deferred Compensation Plan account.

40	FIRST Commonwealth ∎ 2024 Proxy Statement

Executive Compensation

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for T. Michael Price¹ ($)	Compensation Actually Paid to T. Michael Price 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹ ($)	Average Compensation Actually Paid to Non-PEO NEO 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Thousands)	Core ROTCE 5
					TSR ($)	Peer Group TSR ($)

2023	1,387,155	1,692,137	866,000	1,036,214	123.66	107.32	157,063	20.86%

2022	1,355,337	1,406,268	957,245	960,390	107.81	98.38	128,181	17.49%

2021	1,251,199	1,599,524	859,429	1,045,870	120.20	118.61	138,257	17.98%

2020	1,004,817	713,566	704,673	538,904	79.11	87.24	73,447	10.78%

1.	T. Michael Price was our PEO for the disclosed period. Individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023

James R. Reske	James R. Reske	James R. Reske	James R. Reske

Jane Grebenc	Jane Grebenc	Jane Grebenc	Jane Grebenc

Brian G. Karrip	Brian G. Karrip	Brian G. Karrip	Brian G. Karrip

Matthew C. Tomb	Norman J. Montgomery	Norman J. Montgomery	Norman J. Montgomery

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for T. Michael Price ($)	Exclusion of Stock Awards and Option Awards for T. Michael Price ($)	Inclusion of Equity Values for T. Michael Price ($)	Compensation Actually Paid to T. Michael Price ($)

2023	1,387,155	(402,615)	707,597	1,692,137

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2023	866,000	(201,308)	371,522	1,036,214

F IRST Commonwealth ∎ 2024 Proxy Statement	41

Executive Compensation

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for T. Michael Price ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for T. Michael Price ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for T. Michael Price ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for T. Michael Price ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for T. Michael Price ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for T. Michael Price ($)	Total Inclusion of Equity Values for T. Michael Price ($)

2023	472,437	171,052	0	64,108	0	0	707,597

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2023	236,218	100,383	0	34,921	0	0	371,522

4.
The Peer Group TSR set forth in this table utilizes the S&P BMI U.S. Banks Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P BMI U.S. Banks Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Core ROTCE to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and
Non-PEO
NEOs in 2023. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Tabular List of Financial Performance Measures
First Commonwealth considers the following to be the most important financial performance measures it uses to link compensation actually paid to its NEOs, for 2023, to company performance.

•	Core ROTCE

•	Core EPS

•	Core Efficiency Ratio

•	Pre-Tax Pre-Provision Return on Average Assets

•	Total Shareholder Return
Relationship Between Pay and Performance
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

42	F IRST Commonwealth ∎ 2024 Proxy Statement

Executive Compensation

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the four most recently completed fiscal years.

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Core ROTCE during the four most recently completed fiscal years.

F IRST Commonwealth ∎ 2024 Proxy Statement	43

Executive Compensation

Compensation Policies and Practices Relating to Risk Management
As a financial services institution, our objective is to effectively understand and manage our risk exposures and to ensure we are compensated appropriately for the risks that we take. Incentive plans play an important role in our success by providing specific rewards for achievement of goals, while balancing the risks we undertake with asset quality and safety and soundness considerations. We follow the following compensation policies and practices to ensure that we achieve this balance:

•	All of our incentive plans have explicit provisions that allow First Commonwealth to recover any amounts paid to an employee as a result of erroneous or intentionally misrepresented data.

•
Our corporate banking incentive plans provide the Company with the right to recover any payments made to an employee in respect of loans that are downgraded to non-accrual
status or charged off within 24 months after origination.

•
Our corporate banking incentive plans have explicit credit quality disqualifiers, which can reduce or eliminate an incentive otherwise earned if the employee fails to follow established portfolio management requirements.

•
All sales and service incentives, including all incentives relating to the sale of loan and line-of-credit
products, are capped at a performance level reflecting strong but achievable results, at total earnings levels that are within a range of competitive pay levels.

•	All sales and service incentive plans are reviewed annually and must be approved by a panel of executive officers.

•	All incentives are monitored by our Human Resources department for compliance with documentation, risk profile and credit quality requirements.
In addition, management performs an annual assessment of First Commonwealth’s incentive plans in order to determine the extent to which the incentives could potentially encourage excessive risk taking by our employees or otherwise expose the organization to risks that could destroy shareholder value or jeopardize the safety and soundness of First Commonwealth Bank. This assessment is reviewed by the Risk Committee and Compensation and Human Resources Committee of the Board of Directors. In 2023, the assessment was conducted by our Chief Risk Officer and our Compensation and Human Resources Data Analyst. These officers reviewed incentive designs, performance metrics, and resulting performance/payout relationships for positions where incentives for individual behavior could potentially create an incentive for excessive risk taking, as well as mitigating controls in the design and administration of incentive plans. The assessment concluded that our compensation policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

44	F IRST Commonwealth ∎ 2024 Proxy Statement

Executive Compensation

Potential Payments Upon Termination or Change of Control
First Commonwealth has entered into agreements with certain executive officers and key employees, including each named executive officer, which provide for the payment of severance and benefits in the event of a qualifying termination of employment following a change of control. In addition, Mr. Price, Mr. Reske, Ms. Grebenc and Mr. Karrip are parties to employment agreements that entitle these officers to receive severance payments and benefits if their employment is terminated under certain circumstances. These agreements are summarized below. Except as provided in these agreements, First Commonwealth has not agreed to pay severance or provide benefits to any of the named executive officers following the termination of his or her employment.
Change of Control Agreements
We have entered into a Change of Control Agreement with each of the Named Executive Officers which entitle the executive to receive severance payments in equal monthly installments over a specified period following the termination of his or her employment if the executive is terminated without “cause” (as defined below) or terminates his or her employment for “good reason” (as defined below) within a specified period following the occurrence of a “change of control” (as defined below) of First Commonwealth, each of which is referred to in the Change of Control Agreements as a “qualifying termination.”
As used in the Change of Control Agreements: (A) “cause” includes (i) the conviction of a felony which results or is intended to result in a loss to the Company or its clients, employees, directors or officers; (ii) the failure to perform the executive’s duties with the degree of skill and care reasonably expected of a professional of his or her experience and stature after notice and an opportunity to cure; (iii) acts of dishonesty which result in material damage to the business or reputation of the Company; or (iv) a violation of the terms of the Change of Control Agreement or any Company policy or procedure which is deliberate and results or is intended to result in material damage to the business or reputation of the Company; (B) “good reason” includes (i) the diminution of or assignment of duties which are inconsistent with the position, authority, duties or responsibilities of the executive prior to the change of control; (ii) changing the location of the executive’s employment by more than fifty miles or substantially increasing the executive’s travel obligations; or (iii) reduction of the executive’s base salary or discontinuance of any benefit, welfare or compensation plan or material fringe benefit for the executive; and (C) “change of control” means (i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of our stock; (ii) a change in the composition of the majority of our Board of Directors (except for nominees who are approved by a majority vote of the incumbent Board); or (iii) a merger, reorganization, consolidation, sale or similar transaction in which the persons who owned our outstanding shares prior to the transaction do not beneficially own at least 50% of the outstanding shares of the resulting entity. However, the placement of the Company into receivership by the FDIC, the sale of the Company in an FDIC-assisted transaction or a change in the composition of our Board of Directors at the direction of an agency having supervisory authority over us will not constitute a “change of control” for purposes of the Change of Control Agreements.
The monthly severance payment is calculated as
one-twelfth
(1/12) of the sum of the following:

•	the executive’s annual base salary immediately prior to the change of control;

•	the average of the aggregate amount of all bonuses paid to the executive during the thirty-six months prior to the change of control;

•	the aggregate amount of all contributions by First Commonwealth for the account of the executive under First Commonwealth’s 401(k) plan during the twelve months prior to the change of control; and

•	the aggregate amount of any contributions by First Commonwealth to the executive’s Non-Qualified Deferred Compensation Plan account during the twelve-months prior to the change of control.
In addition to severance payments, the former executive and his or her family will continue to receive, at the employer’s expense, the same level of medical benefits for up to eighteen (18) months following the occurrence of a qualifying termination.

F IRST Commonwealth ∎ 2024 Proxy Statement	45

Executive Compensation

If the payments and benefits to which the executive is entitled under his or her Change of Control Agreement, either alone or together with any other payments or benefits that he or she is entitled to receive from First Commonwealth, would constitute a “parachute payment” for purposes of section 280G of the Internal Revenue Code, the payments and benefits will be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible
by First Commonwealth and subject to the excise taxes imposed under the Internal Revenue Code for parachute payments.
The following table sets forth the payments and the value of benefits that each such person would have been entitled to receive if a qualifying termination had occurred following a change of control on December 31, 2023:

Name	Severance Period	Aggregate Severance Payments ($)	Value of Health Benefits ($)(1)

T. Michael Price	24 months	1,893,386	38,459

James R. Reske	24 months	1,333,760	45,948

Jane Grebenc	24 months	1,467,366	33,396

Brian G. Karrip	24 months	1,216,866	33,396

Norman J. Montgomery	24 months	1,148,736	39,899

(1)	Calculated using actual premium costs for 2023 and estimated premium costs for 2024 based on a 15% projected annual increase in premiums.
Employment Agreement with Mr. Price
We entered into an employment agreement with Mr. Price in November 2007 when he joined First Commonwealth as President of First Commonwealth Bank, and we entered into an amended and restated employment agreement with Mr. Price when he assumed the position of Interim President and Chief Executive Officer of the Company effective January 1, 2012. Under the terms of his employment agreement, as amended and restated, Mr. Price is employed for successive one-year
terms ending December 31 unless the agreement is terminated by either party upon notice given at least 60 days prior to the end of the current term. The current term of Mr. Price’s employment agreement ends December 31, 2024.
If First Commonwealth terminates Mr. Price’s employment other than for “cause” (as defined below) during the term of the agreement or Mr. Price resigns for “good reason” (as defined below) during the term of the agreement, then First Commonwealth will pay Mr. Price severance in an amount equal to one year’s base salary, subject to the execution of an agreed form of separation agreement and general release by Mr. Price. As used in Mr. Price’s employment agreement: (A) “cause” includes (i) the failure by Mr. Price to comply with any material provision of his employment agreement; (ii) the refusal by Mr. Price to comply with any lawful, written directive from the Board of Directors; (iii) Mr. Price’s failure to perform his duties with the degree of skill and care reasonably to be expected of a professional of his experience and stature after notice and a reasonable opportunity to cure (unless the failure to perform is incapable of being cured); or (iv) any act of dishonesty, fraud or moral turpitude by Mr. Price or the conviction of Mr. Price of a crime which, in the judgment of the Board of Directors, renders his continued employment materially damaging or detrimental to the Company; and (B) “good reason” includes (i) a substantial reduction in Mr. Price’s title, position or responsibilities; (ii) any reduction in Mr. Price’s base salary or a material reduction of benefits (unless such reduction of benefits applies equally to all similarly situated employees of the Company); (iii) the assignment of Mr. Price to a position which requires him to relocate permanently to a site more than fifty (50) miles outside of Indiana, Pennsylvania; or (iv) the assignment to Mr. Price of any duties or responsibilities (other than due to a promotion) which are materially inconsistent with the position of the President and Chief Executive Officer.

46	F IRST Commonwealth ∎ 2024 Proxy Statement

Executive Compensation

The severance amount is payable in equal periodic installments in accordance with the Company’s normal payroll schedule, provided that any installments that would otherwise be payable within six months following Mr. Price’s separation from service will be paid on the day following the six-month
anniversary of the separation from service. First Commonwealth will also offer continuation coverage to Mr. Price, as required by COBRA, under First Commonwealth’s group health plan on the terms and conditions mandated by COBRA and will pay the cost of Mr. Price’s COBRA premiums for 12 months following his separation from service.
The employment agreement contains certain covenants which protect the Company during and following the termination of Mr. Price’s employment, including: (i) a non-competition
covenant which prohibits Mr. Price from serving in certain capacities with competitive businesses for a period of one year following the termination of his employment; (ii) a provision prohibiting Mr. Price from soliciting or hiring our employees for one year following the termination of his employment; and (iii) customary provisions protecting the confidentiality of Company information and requiring the return of documents and information upon the termination of Mr. Price’s employment.
If we had terminated Mr. Price’s employment without cause on December 31, 2022, or if Mr. Price had terminated his employment with us for good reason on that date, he would have been entitled to severance payments totaling $600,000 and COBRA premiums having an aggregate value of $24,418.
Employment Agreements with Certain Other Executives
We entered into employment agreements with Mr. Reske, Ms. Grebenc and Mr. Karrip at the inception of each executive’s employment with First Commonwealth (each, an “Employment Agreement”). The material terms of the Employment Agreements are substantially identical.
The term of each Employment Agreement renews on the anniversary of the effective date of the Employment Agreement for successive one-year
periods unless the Agreement is terminated by either party upon notice given at least 60 days prior to the end of the current term.
If First Commonwealth terminates the executive’s employment other than for “cause” (as defined below) during the term of the agreement or the executive resigns for “good reason” (as defined below) during the term of the agreement, then First Commonwealth will pay the executive severance in an amount equal to the product of
(x) one-twelfth
(1/12) of his or her base salary multiplied by (y) the greater of (i) twelve months or (ii) the number of months remaining in the term of the employment agreement, subject to the execution of an agreed form of separation agreement and general release by the executive. As used in the Employment Agreement: (A) “cause” includes (i) the failure by the executive to comply with any material provision of the Employment Agreement; (ii) the refusal by the executive to comply with any lawful, written directive from the Board of Directors; (iii) the executive’s failure to perform his or her duties with the degree of skill and care reasonably to be expected of a professional of his or her experience and stature after notice and a reasonable opportunity to cure (unless the failure to perform is incapable of being cured); or (iv) any act of dishonesty, fraud or moral turpitude by executive or the conviction of the executive of a crime which, in the judgment of the Board of Directors, renders his or her continued employment materially damaging or detrimental to the Company; and (B) “good reason” includes (i) a substantial reduction in the executive’s title, position or responsibilities; (ii) any reduction in the executive’s base salary or a material reduction of benefits (unless such reduction of benefits applies equally to all similarly situated employees of the Company); (iii) the assignment of the executive to a position which requires him or her to relocate permanently to a site more than fifty (50) miles outside of a specified location (Indiana, Pennsylvania, in the case of Mr. Reske, and Pittsburgh, Pennsylvania, in the case of Ms. Grebenc or Mr. Karrip); or (iv) the assignment of any duties or responsibilities (other than due to a promotion) which are materially inconsistent with the executive’s principal position.
The severance amount is payable in equal periodic installments in accordance with the Company’s normal payroll schedule, provided that any installments that would otherwise be payable within six months following the executive’s separation from service will be paid on the day following the six-month
anniversary

F IRST Commonwealth ∎ 2024 Proxy Statement	47

Executive Compensation

of the separation from service. First Commonwealth will also offer continuation coverage to the executive, as required by COBRA, under First Commonwealth’s group health plan on the terms and conditions mandated by COBRA and will pay the cost of the executive’s COBRA premiums for 12 months following his or her separation from service.
The Employment Agreement contains certain covenants which protect the Company during and following the termination of the executive’s employment, including: (i) a non-competition
covenant which prohibits the executive from serving in certain capacities with competitive businesses for a period of one year following the termination of his or her employment; (ii) a provision prohibiting the executive from soliciting or hiring our employees for one year following the termination of his or her employment; and (iii) customary provisions protecting the confidentiality of Company information and requiring the return of documents and information upon the termination of his or her employment.
The table below sets forth the amount of severance and the aggregate value of COBRA premiums to which each executive would be entitled under the terms of his or her Employment Agreement had we terminated his or her employment without cause or had the executive terminated his or her employment for good reason on December 31, 2023:

	Severance $	COBRA Premiums $

James R. Reske	450,000	29,173

Jane Grebenc	493,000	21,204

Brian G. Karrip	412,000	21,204
Ratio of CEO Pay to Median Employee Pay
In accordance with SEC rules, we are reporting the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. We identified the median employee from among all employees as of December 1, 2023. We used gross earnings as reported for the 2023 tax year as the compensation measure to identify the median employee annualizing the gross earnings for each permanent employee (both full time and part time) who was newly hired during the fiscal year. The median employee’s annual total compensation for comparison to the CEO’s includes such employee’s actual base and variable compensation for 2023, including 401(k) contributions, and matching contributions made by us under First Commonwealth’s 401(k) plan. The CEO’s annual total compensation is the amount reflected for 2023 in the “Total” column of the Summary Compensation Table on page 37.

(A)	Median employee annual total compensation: $53,395

(B)	CEO annual total compensation: $1,387,155

(C)	Ratio of A to B: 1:26

48	F IRST Commonwealth ∎ 2024 Proxy Statement

Proposal 4 – Approval of the First Commonwealth Financial Corporation 2024 Stock Plan

The Board of Directors is requesting that First Commonwealth’s shareholders vote in favor of the First Commonwealth Financial Corporation 2024 Stock Plan (the “2024 Stock Plan”). The 2024 Stock Plan was approved by the Company’s Board of Directors on January 30, 2024, subject to shareholder approval.

The 2024 Stock Plan will replace and supersede the First Commonwealth Financial Corporation Amended and Restated Incentive Compensation Plan, which was last approved by shareholders in 2015 and is scheduled to expire in 2025 (the “Prior Plan”). All outstanding awards under the Prior Plan will continue to be governed by the terms of the Prior Plan. We will not grant any awards under the 2024 Stock Plan prior to shareholder approval, and we will not grant any further awards under the Prior Plan after the 2024 Stock Plan has been approved by shareholders.

Description of the 2024 Stock Plan

The principal features of the 2024 Stock Plan are summarized below, but this summary is qualified in its entirety by reference to the 2024 Stock Plan itself, a copy of which is included with this Proxy Statement as Annex A. References in this Proposal 4 to “shares” refer to shares of common stock of First Commonwealth.

Reason for Adoption of the 2024 Stock Plan. If approved by our shareholders, the 2024 Stock Plan will be the sole means by which First Commonwealth may grant long-term equity-based compensation awards to key employees of First Commonwealth and its subsidiaries (“employees”). The 2024 Stock Plan will also become the sole means by which First Commonwealth may grant stock-based awards to its directors who are not employees (“non-employee directors”). If the 2024 Stock Plan is not approved by the shareholders, First Commonwealth can continue to issue shares to employees and non-employee directors under the Prior Plan until the earlier of April 28, 2025. If the 2024 Stock Plan is approved, it will not affect awards outstanding under the Prior Plan that were granted prior to approval of the 2024 Stock Plan by the shareholders.

The Prior Plan provided for the issuance of up to 5,000,000 shares of First Commonwealth stock. As of March 1, 2024, 1,552,747 shares of stock remained available for issuance under the Prior Plan, representing approximately 1.52% of First Commonwealth’s issued and outstanding shares.

The Board considers equity compensation to be a significant component of total compensation for First Commonwealth’s employees and believes that a combination of short and long-term incentives is essential to maintain a competitive compensation program and to attract, reward and retain top talent. The Board believes adoption of the 2024 Stock Plan is an important part of the pay-for-performance program of First Commonwealth and that the authorization of a total of 5,000,000 shares, representing, if issued, approximately 4.9% of First Commonwealth’s issued and outstanding shares, will permit First Commonwealth to continue its compensation program for the next ten years.

Purpose of the 2024 Stock Plan. The purpose of the 2024 Stock Plan is to recognize the contributions made to First Commonwealth and its subsidiaries by employees and non-employee directors, to provide such persons with additional incentive to devote themselves to the future success of First Commonwealth and its subsidiaries, and to enhance the ability of First Commonwealth and its subsidiaries to attract, retain and motivate such individuals by providing them with the opportunity to acquire or increase their proprietary interest in First Commonwealth. The 2024 Stock Plan serves these purposes by making equity-based awards available for grant to eligible participants in the form of:

•	Stock Options (“Options”), either incentive stock options (“ISOs”) or nonqualified stock options (“NQSOs”)

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Proposal 4 – Approval of the First Commonwealth Financial Corporation 2024 Stock Plan

•	Stock Appreciation Rights (“SARs”)

•	Restricted Common Shares (“Restricted Stock”)

•

Stock Units that give the recipient the right to receive a cash payment based on the fair market value of a specified number of Common Shares on the date of exercise or the right to receive a specified number of Common Shares on the date of exercise (“Stock Units”)

•	Restricted Stock, Options, SARs, Stock Units or other awards with performance-based conditions on vesting or exercisability (“Performance Awards”)

•	Other awards valued in whole or in part or otherwise based upon or in reference to shares of Common Stock or other factors.

Highlights of the 2024 Stock Plan. The 2024 Stock Plan contains certain features that the Board believes are consistent with the interests of shareholders and sound governance principles. Provided below is a summary of these key plan features.

•	Limits on Shares Authorized. The maximum number of shares that may be issued under the 2024 Stock Plan is 5,000,000.

•

Minimum vesting provisions. Awards made under the 2024 Stock Plan have a one-year minimum vesting requirement, except for awards to non-employee directors and up to 5% of the awards if approved by the Compensation & Human Resources Committee (the “Committee”).

•	No discounted awards. Awards that include an exercise price cannot be granted with an exercise price less than fair market value on the grant date.

•	No evergreen provision. There is no evergreen feature in the 2024 Stock Plan, so shares authorized for issuance under the plan may not be replenished.

•

No repricing or exchange of stock options or stock appreciation rights. The 2024 Stock Plan does not permit repricing of Options or SARs, or the exchange of underwater Options or SARs for cash or other awards without shareholder approval, except in the event of certain corporate transactions or a change in control.

•

Double-trigger vesting. A change in control of First Commonwealth does not, by itself, trigger vesting of awards under the 2024 Stock Plan. Any continued, assumed, or substituted awards will retain vesting and other terms, except that vesting may occur if employment is terminated by First Commonwealth other than for cause, death or disability or if a participant terminates his or her employment for good reason, during the two years following the change in control.

•

No liberal share recycling. The 2024 Stock Plan contains responsible share recycling provisions. Any shares surrendered or withheld to satisfy tax withholding on awards or to pay the exercise price of any Options will not be added back (recycled) to the Plan.

•

Dividend payouts. Except in the case of Restricted Stock, no dividends or dividend equivalents on unvested awards will be paid until those awards are earned and vested. No dividend equivalents will be paid with respect to Options or SARs.

•

Material amendments that require shareholder approval. Material changes, including increasing the number of shares authorized for issuance, materially modifying participation requirements, and changing the restrictions on repricing, require shareholder approval.

•

Administered by an independent committee. The 2024 Stock Plan is administered by an independent committee and is benchmarked against First Commonwealth’s peers with the assistance of an independent compensation consultant.

•

Strong equity award practices. First Commonwealth’s equity awards are subject to clawback in certain circumstances set forth on page 55 and First Commonwealth’s officers are subject to stringent stock ownership requirements described on page 34.

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Proposal 4 – Approval of the First Commonwealth Financial Corporation 2024 Stock Plan

Shares Authorized Under the 2024 Stock Plan. The Board and the Committee understand their responsibility to shareholders in granting equity-based awards. In setting the number of proposed additional shares issuable under the 2024 Stock Plan and recommending the adoption of the plan by the Board, the Committee considered a number of factors, including:

•	Shares currently available for issuance and how long the shares available (both currently and assuming the approval by shareholders of this Proposal) are expected to last.

•	Historical equity award granting practices, including the three-year average share usage rate (commonly referred to as the burn rate).

•	Total potential dilution (commonly referred to as overhang).

Shares Currently Available for Issuance. As of March 1, 2024, we had 102,198,902 shares issued and outstanding (not including treasury shares) and 1,552,747 shares were available for future awards under the Prior Plan. If shareholders approve the 2024 Stock Plan, the shares available under the Prior Plan will be superseded by the proposed 5,000,000 shares that will be available for issuance under the 2024 Stock Plan. As of March 1, 2024, these shares would represent, if issued, approximately 4.89% of the issued and outstanding shares.

Equity Award Granting Practices and Share Usage. In setting and recommending to shareholders the increase in the number of shares authorized, the Committee considered historic share usage and resulting burn rate as reflected in the table below.

	2021	2022	2023

Total Shares Granted[1]	254,431	318,991	279,922

Average Shares Outstanding During Period	95,840,285	93,887,447	101,822,201

Burn Rate[2]	0.27%	0.34%	0.27%

1.	Includes the number of full value awards (restricted stock and performance stock awards) granted each year.

2.	Burn rate is calculated by dividing the total number of all awards granted to participants in each calendar year by the total shares outstanding as of December 31 of the respective year.

Total Potential Dilution. The Committee considered the potential shareholder dilution represented by outstanding employee equity awards and shares available for future grants. Basic dilution is calculated as shown below.

Total Potential Dilution (or overhang) =	(shares to be issued on exercise or conversion of outstanding equity awards under a plan) + (shares proposed to be authorized under the new plan) Total number of issued and outstanding shares

As of March 1, 2024, and prior to any additional shares authorized under the 2024 Stock Plan, total potential dilution is 1.99%. Based upon the 5,000,000 shares proposed to be authorized under the 2024 Stock Plan, total potential dilution increases to 5.55%, which is lower than the industry thresholds established by major proxy advisory firms and institutional investors.

Estimated Plan Life. The Committee also considered the estimated plan life (in years) for various potential share requests at different annual grant rates. Based upon the 2023 annual burn rate of approximately 0.27% of outstanding shares annually, the Committee anticipates that the 2024 Stock Plan shares would last for the anticipated plan duration of ten years. The actual plan duration will vary depending upon First Commonwealth’s stock price and its financial performance, both of which may be heavily influenced by market conditions.

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Proposal 4 – Approval of the First Commonwealth Financial Corporation 2024 Stock Plan

Summary of the First Commonwealth Financial Corporation 2024 Stock Plan

The following is a summary of the material features of the 2024 Stock Plan. This summary is qualified in its entirety by reference to Annex A, which contains the complete text of the 2024 Stock Plan.

Total Common Shares Authorized. The 2024 Stock Plan authorizes a total of 5,000,000 shares. As of the date on which this 2024 Stock Plan is adopted by the shareholders, no additional shares may be issued under the Prior Plan. The Board believes the number of shares authorized for issuance under the 2024 Stock Plan will be sufficient, on the basis of current expectations, for all anticipated awards during the 2024 Stock Plan’s proposed ten-year term.

Shares issued pursuant to the 2024 Stock Plan may be authorized and unissued shares or treasury shares. The number of shares issuable under the 2024 Stock Plan is subject to adjustment as to the number and kind of shares in the event of stock splits, stock dividends or certain other changes in the capitalization of First Commonwealth as described below.

Share Counting. Shares subject to an award that are withheld or repurchased by First Commonwealth to satisfy a tax withholding obligation or that are tendered to First Commonwealth to pay the exercise price of an Option or which are tendered in satisfaction of any condition to a grant of Restricted Stock will not again be available for issuance under the 2024 Stock Plan. In addition, the gross number of shares covered by a SAR, to the extent it is exercised, will not again become available for issuance pursuant to the 2024 Stock Plan, regardless of the number of shares used to settle the SAR upon its exercise. Any awards issued pursuant to the 2024 Stock Plan that are settled solely in cash or otherwise forfeited thereafter will again become available for grant under the 2024 Stock Plan.

Limitations on Awards. Under the 2024 Stock Plan, in any one calendar year, no participant may receive awards of stock options or SARs for more than 500,000 shares, stock-settled performance awards for more than 500,000 shares, cash-denominated performance awards of more than $5,000,000, or annual incentive awards for more than $5,000,000. Additionally, no non-employee director may receive awards of more than 50,000 shares in any one calendar year.

Administration of the 2024 Stock Plan. The 2024 Stock Plan will be administered by the Compensation & Human Resources Committee of the Board, which is comprised solely of independent directors of First Commonwealth. The 2024 Stock Plan provides that, to the extent the Board determines it is appropriate for awards under the 2024 Stock Plan to qualify for the exemption available under SEC Rule 16b-3(d)(1) or Rule 16b-3(e) promulgated under the Securities Exchange Act of 1934, the Committee shall be composed of two or more members who are “non-employee directors” within the meaning of Rule 16b-3. The Committee has the power in its discretion to grant awards under the 2024 Stock Plan, to determine the terms of such awards, to interpret the provisions of the 2024 Stock Plan and to take action as it deems necessary or advisable for the administration of the 2024 Stock Plan.

Termination and Amendment of the 2024 Stock Plan. Unless earlier terminated by the Board or the Committee, the 2024 Stock Plan will terminate ten (10) years after the date it is approved by our shareholders, which is expected to occur at the Annual Meeting.

In addition, the Board or the Committee may, at any time and for any reason, suspend or terminate the 2024 Stock Plan or from time to time amend the 2024 Stock Plan, provided that any amendment will be submitted to our shareholders for approval if such shareholder approval is required by federal or state law or regulation or the rules of NYSE (or any other stock exchange on which our shares may then be listed or quoted). Even if the 2024 Stock Plan is suspended or terminated, the Committee will still retain authority to exercise powers given to it under the 2024 Stock Plan with respect to awards granted before the suspension or termination.

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Eligibility and Participation. Any employee of First Commonwealth or its subsidiaries or any non-employee director of First Commonwealth is eligible to receive an award under the 2024 Stock Plan. However, pursuant to applicable law, only employees of First Commonwealth or its subsidiaries are eligible to receive ISOs. As of March 1, 2024, there were approximately 1,496 employees and 13 non-employee Directors eligible to participate in the 2024 Stock Plan.

Minimum Vesting Requirement. No awards granted under the 2024 Stock Plan may vest earlier than one year following the grant date, subject to an exception for awards covering up to five percent (5%) of shares available for grant under the 2024 Stock Plan, which may vest earlier than one year from grant. This minimum vesting requirement does not apply to substitute awards granted in connection with awards that are assumed, converted, or substituted in connection with a merger, acquisition, or similar corporate transaction entered into by First Commonwealth or any of its subsidiaries, awards issued to non-employee directors, shares delivered in lieu of fully vested cash obligations or shares issued to settle a performance award or other award determined by performance goals (“Vesting Limitation Exceptions”).

Options and SARs

Options entitle the Option holder to purchase shares at a price established by the Committee. Options may be either ISOs or NQSOs. ISOs may only be granted to qualifying employees. SARs entitle the SAR holder to receive cash or shares equal to the positive difference (if any) between the exercise price and the fair market value of the shares underlying the SAR on the exercise date. We do not currently have a practice of awarding Options or SARs to employees or directors. The 2024 Stock Plan provides for a definition of “fair market value.”

Exercise Price. The exercise price of an Option or SAR granted under the 2024 Stock Plan may not be less than the fair market value of the underlying shares on the date of grant. The 2024 Stock Plan prohibits any repricing, replacement, re-grant or modification of Options or SARs that would reduce the exercise price of the Options or SARs without shareholder approval, other than in connection with a change in our capitalization or certain corporate transactions described below in “Adjustment of Plan Shares.”

Vesting/Expiration of Options and SARs. The Committee determines the terms under which Options and SARs vest and become exercisable. Option awards may contain provisions that allow the Option holder to exercise the Option after his or her termination of service due to death or disability or for such other reason established by the Committee. Any part of the Option that has not been exercised by the end of the Option term expires and is forfeited. Option and SAR terms may not exceed 10 years from the date of grant.

Exercise of Options. An option holder may exercise an Option by completing the required steps as specified by the record keeper. The Option holder must state the number of shares for which the Option is being exercised and must tender payment for the shares. The Committee may, in its discretion, accept cash, check, electronic funds transfer or previously acquired shares (valued at the fair market value on the date of exercise) and held for the period required by the Committee. In the alternative, the Committee may reduce the number of Common Shares deliverable upon exercise of the Option through an established net exercise process or the Committee may permit payment through a broker-facilitated cashless exercise program.

Exercise of SARs. Upon exercise of a SAR, a participant will be entitled to receive cash or shares, or a combination of both, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share on the date of exercise, over (ii) the SAR exercise price, multiplied by the number of shares covered by the SAR or the number being exercised.

Termination of Options and SARs. In the event that a participant’s service with First Commonwealth and all of its subsidiaries terminates prior to the expiration of an Option or SAR, the participant’s right to exercise vested Options or SARs generally terminates, provided that the Committee may specify in the applicable Option or SAR agreement those circumstances in which the participant may exercise his or her Option after termination of service.

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Proposal 4 – Approval of the First Commonwealth Financial Corporation 2024 Stock Plan

Restricted Stock Awards

First Commonwealth may grant Restricted Stock to employees and non-employee directors. Such awards may vest as a result of continued service to First Commonwealth and may vest upon achievement of applicable performance criteria established by the Committee; provided, that Restricted Stock awards will be subject to a minimum service requirement of not less than one year before they can vest, subject to the Vesting Limitation Exceptions describe above.

Restricted Stock granted to a participant may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. In the event a participant’s service with First Commonwealth and its subsidiaries terminates prior to the vesting of a Restricted Stock award, that award will be forfeited unless the Committee approves the accelerated vesting or continued vesting of the award.

Stock Unit Awards

First Commonwealth may grant Stock Unit grants under the 2024 Stock Plan. An award of Stock Units gives the recipient the right to receive, upon exercise of the Stock Units, (a) a cash payment based upon the fair market value of the number of shares provided for in the award agreement at the time of exercise of the Stock Units, or (b) the shares specified in the Stock Unit award. Stock Unit awards may vest as a result of continued service to First Commonwealth or upon the achievement of applicable performance criteria established by the Committee; provided, that Stock Units granted under the 2024 Stock Plan will be subject to a minimum service requirement or minimum performance requirement (or both) of not less than one year before they can vest, subject to the Vesting Limitation Exceptions. In the event a participant’s service with First Commonwealth and its subsidiaries terminates prior to the vesting of a Stock Unit award, that award will be forfeited unless the Committee approves the accelerated vesting or continued vesting of the award.

Performance-Based Compensation

The Committee may specify that the grant, retention, vesting, or issuance of any award under the 2024 Stock Plan (whether in the form of an Option, SAR, Restricted Stock or Stock Unit) or the amount to be paid out under any award, will be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations. Performance criteria may include, in the Committee’s discretion, performance goals relating to one or more of the following objectives:

•	return measures (including, but not limited to, total shareholder return, return on assets and return on equity);

•	earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income or any components thereof);

•	growth measures (including, but not limited to, earnings growth, revenue growth, loan growth, asset growth, and book value growth);

•	expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense or any components thereof);

•	balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, investments or any components thereof);

•	book value;

•

enterprise risk management measures (including, but not limited to, interest rate sensitivity, capital adequacy, regulatory compliance, asset quality, satisfactory internal or external audits, and financial ratings);

•	Fair Market Value of the Stock;

•

strategic initiatives (including, but not limited to milestone or outcome measurements relating to reorganizations, technological changes, mergers and acquisitions, market expansions, new products and services and capital and balance sheet management initiatives);

•	achievement of balance sheet or income statement objectives. •

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A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and may relate to First Commonwealth as a whole or one or more operating units of First Commonwealth. In the Committee’s discretion, the business criteria may include or exclude “extraordinary items”, including extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or nonrecurring events affecting First Commonwealth, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

Clawback Provision

The 2024 Stock Plan provides that awards and amounts paid or payable pursuant to or with respect to awards are subject to clawback as determined by the Committee, which may include forfeitures, repurchase, reimbursement and/or recoupment of awards and amounts paid or payable. The Committee has discretion to determine whether the Company may effect any such recovery (i) by seeking repayment from the participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the participant under any compensatory plan, program or arrangement maintained by the Company or any subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

Other Plan Features

Limited Transferability of Awards. Unless the Committee determines otherwise, awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and during the participant’s lifetime, may be exercised only by the participant (or his or her personal representative or guardian if the participant is incapacitated).

Tax Withholding. The Committee may require payment, or withhold payments made pursuant to awards, to satisfy applicable income and employment withholding tax requirements.

Adjustment of Plan Shares. In the event First Commonwealth has a stock dividend or stock split, or a corporate transaction, such as a reorganization, separation or liquidation, merger, consolidation or similar transaction that affects First Commonwealth’s capitalization, the Committee will adjust in an equitable manner the number, kind or class of shares reserved under the 2024 Stock Plan and the individual and aggregate limits imposed on grants to the extent required to preserve the economic value of the awards, subject to certain limitations set forth in the 2024 Stock Plan. The Committee will make similar adjustments to shares underlying any grant previously made of Restricted Stock and any related grant or forfeiture conditions and to shares related to previously granted Options and the Option exercise price and to SARs and the SAR exercise price. If we assume awards or grant substitute awards in a corporate transaction for awards previously granted by another company we acquire, such substitute awards will not reduce the shares authorized for issuance under the 2024 Stock Plan or any individual or aggregate annual limits.

Change in Control

The 2024 Stock Plan provides that the Committee may provide in any award agreement for provisions relating to a Change in Control, as that term is defined in the 2024 Stock Plan, including, without limitation, the acceleration of the vesting, delivery or exercisability of, or the lapse of restrictions with respect to, any outstanding Awards; provided, however, that, in addition to any conditions provided for in the award agreement, any acceleration of the vesting, delivery or exercisability of, or the lapse of restrictions with respect to, any outstanding awards in connection with a Change in Control may occur with respect to any

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Proposal 4 – Approval of the First Commonwealth Financial Corporation 2024 Stock Plan

participant who is an employee only if (i) the Change in Control occurs and (ii) the participant’s employment with First Commonwealth or any of its subsidiaries is terminated without Cause or by the Participant for Good Reason within two years following such Change in Control. The terms “Cause” and “Good Reason” are defined in the 2024 Stock Plan.

The 2024 Stock Plan also provides that unless otherwise determined by the Committee, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of First Commonwealth with or into any other entity or any transaction in which another person or entity acquires all of the issued and outstanding Common Shares or all or substantially all of the assets of First Commonwealth and its subsidiaries, an outstanding award may be assumed or an award of equivalent value may be substituted by such successor entity or a parent or subsidiary of such successor entity.

With respect to awards subject to performance goals, except as otherwise determined by the Committee, in the event of a Change in Control, all incomplete performance periods in respect of such award in effect on the date the Change in Control occurs will end on the date of the Change in Control and the Committee shall (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available and (ii) cause to be paid to the participant a pro-rated award (based on each completed day of the performance period prior to the Change in Control) based upon the Committee’s determination of the degree of attainment of the applicable performance goals or, if not determinable, assuming that the applicable target levels of performance have been attained (or on such other basis as the Committee determines to be appropriate); provided that in no event shall a participant become entitled to a payout in excess of the target level payout with respect to a performance goal for which the Committee has not determined the actual level of achievement.

Rights as Shareholders

Until exercised, holders of Options will have no rights as a shareholder with respect to those Options. With respect to shares of Restricted Stock, except as limited by the 2024 Stock Plan or award agreement, the participant shall have all of the voting rights of a shareholder of First Commonwealth with respect to the same class of shares as are represented by such Restricted Stock. With respect to SARs and Stock Units exercisable for shares, a participant shall have no voting rights with respect to such awards until the shares underlying such awards are properly issued to the participant.

In no event may cash dividends paid with respect to Stock Units become payable before the date such Stock Units have become fully vested and nonforfeitable. Unless otherwise set forth in the applicable award agreement, if a share dividend is declared on any shares described in a Stock Unit grant, such dividend shall increase the number of shares described in such Stock Unit grant, but shall only be issuable if and when the related Stock Unit becomes exercisable.

U.S. Federal Income Tax Consequences

Options

There are no federal income tax consequences to a participant or to First Commonwealth upon the grant of an ISO or an NQSO under the 2024 Stock Plan.

Upon exercise of an NQSO, the Option holder generally recognizes ordinary income in an amount equal to: (i) the fair market value of the acquired shares on the date of exercise, reduced by (ii) the exercise price the participant pays for the shares received in the exercise. Provided First Commonwealth satisfies applicable reporting requirements, it is entitled to a tax deduction in the same amount as the participant includes as ordinary income.

An Option retains its status as an ISO during the period the Option holder is an employee and, if the ISO does not expire at termination of employment, for three months after such termination of employment (with

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certain exceptions for death and disability). Upon the exercise of an ISO, an Option holder generally recognizes no immediate taxable income. When the Option holder sells shares acquired through the exercise of an ISO, the gain is treated as long-term capital gain (or the loss is a long-term capital loss) unless the sale is a “disqualifying disposition.” A “disqualifying disposition” occurs if the Option holder sells shares acquired on exercise within two years from the grant date of the ISO or within one year from the date of exercise. On a disqualifying disposition, the Option holder includes the gain realized on the sale of the shares as ordinary income (or ordinary loss). Gain (or loss) is determined by subtracting the exercise price paid from the greater of (i) the fair market value of the shares on the exercise date, or (ii) the amount realized by the Option holder on the date of sale. The gain may constitute a tax preference item for computing the participant’s alternative minimum tax.

Generally, First Commonwealth will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the sale of shares acquired through exercise of an ISO is a disqualifying disposition, then provided it satisfies applicable reporting requirements, First Commonwealth will be entitled to a deduction in the same amount the participant includes in income.

SARs

There are no federal income tax consequences to either a participant or First Commonwealth upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided it satisfies applicable reporting requirements, First Commonwealth will be entitled to a deduction equal to the amount included in the participant’s income.

Restricted Stock

Except as otherwise provided below, there are no federal income tax consequences to either a participant or to First Commonwealth as a result of the grant of Restricted Stock. The participant recognizes ordinary income in an amount equal to the fair market value on the date of vesting of the Restricted Stock. Provided First Commonwealth satisfies applicable reporting requirements, it will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a Restricted Stock grant that is subject to a substantial risk of forfeiture may make an election under Section 83(b) of the Code, within 30 days after the date of the grant, to recognize ordinary income as of the date of grant and First Commonwealth will be entitled to a corresponding deduction at that time.

Stock Units

When a Stock Unit is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the Stock Unit is paid in cash, the amount paid.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a Change in Control of First Commonwealth may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. With respect to any excess parachute payment, the participant would be subject to a 20% excise tax on, and First Commonwealth would be denied a deduction for, the “excess” amount.

409A of the Code. We intend that, to the extent any provisions of the 2024 Stock Plan or any awards granted under the 2024 Stock Plan are subject to Section 409A of the Code (which relates to nonqualified deferred compensation), they will be interpreted and administered in good faith in accordance with Section 409A requirements and that the Committee will have the authority to amend any outstanding awards so that they are in compliance with Section 409A or qualify for an exemption from Section 409A. First Commonwealth will not indemnify any participant for taxes or penalties imposed by Section 409A. To the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the 2024 Stock Plan during the six (6) month period immediately following the participant’s termination of employment or service will instead be paid on the first payroll date after the six-month anniversary of the participant’s separation from service (or the participant’s death, if earlier).

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Proposal 4 – Approval of the First Commonwealth Financial Corporation 2024 Stock Plan

Equity Compensation Plan Information

The following table provides information regarding our existing equity compensation plans and shares available for future issuance as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares referenced in column (a))

Equity compensation plans approved by shareholders:	453,714	N/A	1,835,683

Equity compensation plans not approved by shareholders:	N/A	N/A	N/A

Total	453,724	N/A	1,835,683

Vote Required and Recommendation of the Board

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required to approve the 2024 Stock Plan. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies received by the company and not revoked prior to or at the meeting will be voted for this proposal and the adoption of the Amended Plan unless otherwise instructed by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE FIRST COMMONWEALTH FINANCIAL CORPORATION 2024 STOCK PLAN.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires First Commonwealth’s directors and executive officers, and persons who own more than 10% of a registered class of First Commonwealth’s equity securities, to file with the Securities and Exchange Commission (“SEC”) an initial report of ownership and reports of changes in ownership of our common stock and other equity securities of First Commonwealth. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish First Commonwealth with copies of all Section 16(a) forms they file. Based solely on First Commonwealth’s review of the copies of forms received by it, and written and oral representations from its directors, executive officers and greater than 10% shareholders, First Commonwealth is not aware of any late filings or failures to file Section 16(a) forms during 2023.

Other Matters

We know of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

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Related Party Transactions

Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships between First Commonwealth or any of its subsidiaries and any of First Commonwealth’s executive officers, directors or nominees for election as a director, any person owning more than 5% of First Commonwealth’s common stock or any immediate family member of any of the foregoing persons is considered a “related party transaction” and must be approved or ratified by the Governance Committee in accordance with a written policy adopted by First Commonwealth’s Board of Directors. This policy requires the Governance Committee to review the material facts of any related party transaction and either approve or disapprove the transaction after considering, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Any director who has an interest in the transaction may not participate in any discussion or approval of the transaction except for the purpose of providing material facts concerning the transaction.

The policy does not apply to the following categories of transactions:

•	transactions that are available to all employees or customers of First Commonwealth generally;

•	transactions involving less than $120,000 when aggregated with all similar transactions; and

•

loans made by First Commonwealth Bank (or any other banking subsidiary of First Commonwealth) in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

In addition, certain categories of transactions have been pre-approved under the terms of the policy, including:

•

compensation paid to executive officers of First Commonwealth if either (i) the compensation is required to be reported in First Commonwealth’s proxy statement under the rules of the SEC or (ii) the executive officer is not an immediate family member of another executive officer or director of First Commonwealth and the compensation would be reported in First Commonwealth’s proxy statement if the executive officer was a “named executive officer” (as defined above under “Executive Compensation”) and such compensation has been approved by the Compensation and Human Resources Committee;

•	compensation paid to directors that is required to be reported in First Commonwealth’s proxy statement; and

•	transactions in which all shareholders benefit proportionately (such as the payment of dividends).

First Commonwealth Bank is a party to a lease agreement with SML Limited Partnership, a real estate holding company of which director Luke A. Latimer is a general partner and owns a 34% interest, for the construction and operation of a branch in New Alexandria, PA. The term of the lease expires April 30, 2028 with two additional optional renewal terms of five years each. First Commonwealth Bank paid $112,535 in rent and property taxes under the terms of the lease during 2023. The aggregate base rent payable from January 1, 2024 through the expiration current term is $449,280.

In 2023, certain of our directors and executive officers were customers of, and had banking transactions with, various subsidiaries of First Commonwealth Financial Corporation, including our subsidiary bank First Commonwealth Bank. All relationships between any director or executive officer and First Commonwealth or any of its subsidiaries are conducted in the ordinary course of business. All loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with us, and did not involve more than the normal risk of collectability nor did they present other unfavorable features. We determined that these loans and loan commitments were performing in accordance with their contractual terms.

60	FIRST Commonwealth ∎ 2024 Proxy Statement

Annual Meeting Information

What matters will be voted upon at the meeting?

At the meeting, you will be asked to consider the following items of business:

•	election to our Board of Directors of the fifteen (15) nominees who are named in this proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

•	ratification of the selection of Ernst & Young LLP as our independent auditors for our 2024 fiscal year;

•	approval of a non-binding advisory vote on the compensation of our named executive officers;

•	approval of the First Commonwealth Financial Corporation 2024 Stock Plan; and

•	any other business that may properly come before the meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

The SEC notice and access rule allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, on or around March 15, 2024 we sent to most of our shareholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet.

What does the Notice of Internet Availability of Proxy Materials look like?

You will get a document titled “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 23, 2024” containing instructions on how to access the proxy statement and the 2023 Annual Report over the Internet, how to request a printed copy of these materials, and how to vote your shares.

Who can vote?

Shareholders of record on the record date, which was March 1, 2024, may vote at the annual meeting. As of the record date, there were 102,198,902 shares of our common stock outstanding.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the fifteen (15) nominees who are named in this proxy statement to the Board of Directors;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors;

•	“FOR” the advisory vote on named executive officer compensation; and

•	“FOR” approval of the First Commonwealth Financial Corporation 2024 Stock Plan.

What constitutes a quorum to hold the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting us to hold the meeting and conduct business. Proxies received but marked as abstentions and broker non-votes (described below under “How do I vote my shares if they are held in the name of my broker?”) will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

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Annual Meeting Information

How many votes are required to approve each proposal?

Election of Directors: Directors are elected by a plurality of votes cast, which means that the fifteen (15) nominees who receive the highest number of votes will be elected. However, our Corporate Governance Guidelines provide that in the circumstance of an uncontested director election, which is the case for this year’s directors’ election, any director who does not receive a majority of votes cast must promptly tender his or her resignation to the Board. Upon recommendation of the Governance Committee, the Board will determine whether to accept the resignation. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the director election results.

Ratification of Independent Auditors: The ratification of the selection of Ernst & Young LLP as our independent auditors for the 2024 fiscal year will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareholders present, in person or by proxy, at the meeting. Abstentions will not be counted as votes cast either for or against the proposal.

Approval of Named Executive Officer Compensation: The non-binding advisory vote on the compensation of our named executive officers will be approved by the affirmative vote of at least a majority of the votes cast by shareholders present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

Approval of the 2024 Stock Plan: A majority of the votes cast will be required to approve the 2024 Stock Plan. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

How many votes may I cast?

For the election of directors, you are entitled to cast one vote for each share that you held as of the record date for each candidate nominated. Cumulative voting is not permitted.

For each other proposal and any other matter brought before the meeting, you are entitled to one vote for each share that you held as of the record date.

How do I vote?

Whether you are a shareholder of record or a beneficial owner whose shares are held in street name, you can vote any one of four ways:

•	Via the Internet. You may vote by visiting the website and entering the control number found in the Notice, proxy card or voting instruction form.

•	By Telephone. You may vote by calling the toll-free number found in the Notice, proxy card or voting instruction form.

•

By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the postage-paid envelope provided. If you sign and return a proxy card or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, in accordance with the Board’s recommendations.

•

At the Annual Meeting. You are encouraged to vote beforehand by Internet, telephone or mail. You also may vote during the Annual Meeting even if you have already voted in advance. If you are a shareholder of record and you plan to attend the live audio webcast of the Annual Meeting, go to www.meetnow.global/MZLCTU7 on the day of the meeting. You will need to enter the control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials to login and vote. If you are the beneficial owner of shares held for you by a broker and you would like to vote your shares electronically at the Annual Meeting, you must register in advance using the instructions below.

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Annual Meeting Information

How do I register to attend the Annual Meeting via live webcast?

If you are a registered shareholder (your shares are registered in your own name with our transfer agent, Computershare), you do not need to register to attend the Annual Meeting via live webcast. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, and you want to vote or ask a question at the Annual Meeting you must register in advance to attend the Annual Meeting via live webcast. Otherwise, you may enter the webcast as a guest. To register to attend the Annual Meeting via live webcast as a shareholder you must submit a legal proxy reflecting your First Commonwealth Financial Corporation holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 22, 2024. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

•	By Email. Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

•	By Mail. Send to Computershare, First Commonwealth Financial Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

How do I vote my shares if they are held in the name of my broker?

If your shares are held by your broker, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker.

If you do not give instructions to your broker with respect to the ratification of Ernst & Young LLP as our independent auditors your broker may vote your shares at its discretion on your behalf. If you do not give instructions to your broker with respect to (1) the election of directors, (2) the non-binding advisory vote on the compensation of our named executive officers, or (3) approval of the 2024 Stock Plan, a “broker non-vote” will occur. The broker non-vote will not be counted and no votes will be cast on your behalf. The voting instruction form will provide instructions for you to return it, including instructions for voting by telephone and the Internet. You may change your vote by submitting new voting instructions to your broker.

How do I revoke a proxy or change my vote?

If you are the record holder of the shares, you may revoke your proxy or change your vote at any time before it is counted at the annual meeting by: (1) notifying our Secretary in writing at 601 Philadelphia Street, Indiana, Pennsylvania 15701; (2) attending the annual meeting and voting in person; or (3) submitting a later dated proxy card. If your shares are held by your broker, you should follow the instructions that the broker provides to you to revoke your proxy or change your vote.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Who pays for the solicitation of proxies?

First Commonwealth pays all costs related to the Company’s solicitation of proxies. We may solicit proxies by mail, or our directors, officers or employees may solicit proxies personally, by telephone, facsimile or the Internet. These persons will not receive any additional compensation for their efforts to solicit proxies. We will request that the notice of annual meeting, this proxy statement, the proxy card and related materials, if any, be forwarded to beneficial owners, and we expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials.

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Requirements for Director Nominations and Shareholder Proposals

Director Nominations, Proposals for Action, and Other Business Brought Before the Annual Meeting

Shareholders may make nominations for the election of directors and other proposals for action at an annual meeting. Under our By-Laws, nominations or other business may be brought before the meeting:

•	Pursuant to our notice of the meeting.

•	By, or at the direction of, a majority of our Board of Directors.

•	By a shareholder who:

•	is a shareholder of record at the time of giving of the notice required by our By-Laws and will be such at the time of the annual meeting; and

•	is entitled to vote at the meeting; and

•	complies with the notice and other procedures set forth in our By-Laws as to such business or nomination.

The By-Law procedures described above are the exclusive means for a shareholder to make nominations or submit other business before the meeting, other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in our notice of meeting.

If you would like to include a proposal in our notice of the annual meeting and proxy materials under Rule 14a-8, please see the requirements under “Proxy Proposals Brought Under Rule 14a-8” below.

If you do not want to make a nomination of a director for consideration at our annual meeting, but would like to submit the name of a director candidate to our Board for its consideration, please see “Recommendations of Director Candidates from Shareholders” below. If you follow the process discussed in that section, our Governance Committee will consider your candidate.

Please direct any questions about the requirements or notices in this section to our Corporate Secretary at 601 Philadelphia Street, Indiana, Pennsylvania 15701.

By-Law Requirements for Nominations or Other Business.

If you are a shareholder who would like to nominate candidates for election as directors, or bring other proposals for action at the 2024 Annual Meeting of Shareholders, our By-Laws require that you deliver a notice to the Secretary at our principal executive offices.

To be timely, the notice must be delivered not earlier than the close of business on the 180th day and not later than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. For the 2025 Annual Meeting of Shareholders, this would mean that timely notice would be delivered between October 25, 2024 and November 25, 2024.

If the date of next year’s annual meeting is more than 30 days before, or 60 days after, April 23, 2025, timely notice must be delivered not earlier than (1) the close of business on the 120th day prior to the date of the 2025 Annual Meeting of Shareholders and not later than (2) the close of business on the later of the 90th day prior to the date of the 2025 Annual Meeting of Shareholders or, if the first public announcement of the date of the 2025 Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we make a public announcement of the meeting date.

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Requirements for Director Nominations and Shareholder Proposals

All notices of nominations for director or other proposals for action must contain, on behalf of the shareholder and beneficial owner, if any, on whose behalf the nomination or proposal is being made, the following information, which is summarized from, and should be read in conjunction with, our By-Laws:

•	The name and address of the shareholder, any beneficial owner, and any affiliates or associates.

•	The number of shares of First Commonwealth stock which are, directly or indirectly, owned beneficially and of record by the shareholder, beneficial owner, affiliates or associates.

•

Disclosure of any indirect, derivative, convertible or other right related to any class or series of shares of First Commonwealth, or any stock borrowings, dividend rights, or proxy or other voting arrangements.

•

Disclosure of any information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder.

In addition to the information listed above, the following additional information is required for notices of nominations for director:

•

All information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

•	A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships.

•	A completed and signed questionnaire, representation and agreement as required under our By-Laws.

•

Such other information as may reasonably be required by First Commonwealth to determine the eligibility of such proposed nominee to serve as an independent director of First Commonwealth or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

A notice for a proposal for action other than a nomination for director must include the following information, in addition to the information applicable to all notices as described above:

•

A brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business.

•	The text of the proposal or business (including the text of any resolutions proposed for consideration).

•

A description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

The proxies we appoint for the Annual Meeting of Shareholders may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement must advise shareholders of the proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders, and satisfy certain other requirements, to remove discretionary voting authority from our proxies.

The Chair of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the annual meeting was made or proposed in accordance with our By-Laws, and to declare that a defective proposal or nomination be disregarded.

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Requirements for Director Nominations and Shareholder Proposals

Shareholder Proposals for the 2025 Annual Meeting

If you are a shareholder who would like us to include your proposal in our notice of annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices, no later than November 15, 2024. If you do not follow these procedures, we will not consider your proposal for inclusion in next year’s proxy statement.

In addition, in order to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2025 Annual Meeting in support of director nominees other than First Commonwealth’s nominees must provide notice to First Commonwealth that sets forth the information required by Exchange Act Rule 14a-19 no later than February 22, 2025.

Recommendations of Director Candidates from Shareholders

If a shareholder recommends a candidate for director in good faith, our Governance Committee will consider it. If you are a shareholder, the Governance Committee will consider your candidate if you follow these procedures. Your recommendation must be in writing and be submitted no later than November 25, 2024.

You must submit your recommendation to the Secretary at our principal executive offices. Your written recommendation must include the following information:

•	The proposed nominee’s name and address.

•

A description of all arrangements or understandings between you, the proposed nominee and any other person or persons regarding the proposed nomination of the director. You must also name such other persons.

•

Any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationships involving the proposed nominee and us or our subsidiaries that may be relevant in determining whether your proposed nominee is independent of our management and eligible to serve on the Board’s Audit, Governance and Compensation and Human Resources Committees, under SEC and NYSE rules, and for the Compensation and Human Resources Committee, under Section 162(m) of the Internal Revenue Code.

•	The educational, professional and employment-related background and experience of your proposed nominee.

•	Any other facts and circumstances that may be relevant in determining whether your proposed nominee is an “audit committee financial expert” under SEC rules.

•	Such other information regarding the proposed nominee as would be required to be included in our proxy materials if the proposed nominee is nominated by our Board.

•	The written consent of the proposed nominee to serve as a director of First Commonwealth Financial Corporation, if elected.

Under current practices, the Governance Committee does not evaluate candidates recommended by a shareholder any differently than candidates recommended by the Governance Committee.

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“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers who household proxy materials, may deliver a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, First Commonwealth Financial Corporation, 654 Philadelphia Street, Indiana, PA 15701, or by calling our transfer agent, Computershare Shareowner Services LLC, at 1-866-203-5173.

Annual Report on Form 10-K

A shareholder may obtain a paper copy of this proxy statement, the 2023 Annual Report or any other filing with the SEC without charge by writing to Investor Relations, First Commonwealth Financial Corporation, 654 Philadelphia Street, Indiana, Pennsylvania 15701. Copies of all Company filings with the SEC are available on our website at www.fcbanking.com by following the links to “Investor Relations” and “SEC Filings.”

Accessing Proxy Materials

The SEC allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies. We provided access to our proxy materials beginning on March 15, 2024. On that day, we mailed the Notice of Availability of Proxy Materials and made our proxy materials available on the Internet.

Any shareholder may access our proxy materials electronically. Upon request, we will continue to provide paper copies of proxy materials to shareholders for the current meeting or for future meetings.

If you hold our shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Availability of Proxy Materials or the proxy statement and proxy card, and must also explain the voting process to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2024: This Notice of Annual Meeting and Proxy Statement and the 2023 Annual Report are available at:www.envisionreports.com/FCF.

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Annex A

FIRST COMMONWEALTH FINANCIAL CORPORATION 2024 STOCK PLAN

(Effective April 23, 2024)

1.	PURPOSE, EFFECTIVE DATE AND DURATION.

1.1. Purpose. The First Commonwealth Financial Corporation 2024 Stock Plan (the “Plan”) is intended to advance the interests of First Commonwealth Financial Corporation (the “Company”) and its shareholders by providing incentives to Participants to contribute significantly to the strategic and long-term performance objectives and growth of the Company and its Subsidiaries.

1.2. Effective Date and Duration of the Plan. This Plan will be effective on April 23, 2024 (the “Effective Date”), subject to its approval by the shareholders of the Company. The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 15.1, until all Shares subject to the Plan shall have been purchased or acquired according to the provisions of this Plan; provided, however, that in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

2.1. Definitions. For purposes of the Plan, and unless otherwise specified in an Award Agreement, the following terms shall have the meanings set forth in this Section 2:

(a) “10% Shareholder” means an Employee who, as of the date on which an Incentive Stock Option is granted to such Employee, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary.

(b) “Award” means a grant of an Option, Stock Appreciation Right, Performance Share or Performance Unit, Dividend or Dividend Equivalent Rights, Stock Award, Restricted Stock or Restricted Unit, Cash Awards, or Other Award that is valued in whole or in part by reference to, or are otherwise based on, the Company’s Stock, Performance Goals or other factors, all on a standalone, combination or tandem basis, as described in or granted under this Plan.

(c) “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall mean (i) with respect to a Participant who is party to a written agreement with the Employer that contains a definition of “cause” (or words of like import) for purposes of termination of employment or service thereunder by the Company, “cause” as defined in the most recent version of such agreement, or (ii) in all other cases, (A) an act of material dishonesty by the Participant in connection with the Participant’s responsibilities as an Employee, Director or Consultant; (B) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony under applicable law; (C) the Participant’s gross misconduct in connection with the Participant’s responsibilities as an Employee, Director or Consultant; (D) the Participant’s violation of the written policies or procedures of the Company or a Subsidiary; (E) the Participant’s deliberate and intentional failure or refusal to perform his or her duties as an Employee, Director, or Consultant (other than during such time as the Participant is incapacitated due to an accident or illness or during his or her regularly scheduled vacation periods) after the Participant has received a written demand for such performance; or (F) any

FIRST Commonwealth ∎ 2024 Proxy Statement	A-1

Annex A

federal or state governmental or regulatory body having regulatory authority over the business of the Company (i) entered any order against the Participant, or (ii) ordered or directed the Company to terminate or suspend the Participant’s employment.

(g) “Change in Control” shall mean:

(i) The acquisition, other than from the Company, by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly, through one transaction or a series of transactions, of more than 50% of the combined voting power of the then-outstanding voting securities of the Company;

(ii) A change, for any reason, in the composition of the majority of the members of the Board, except for nominees who are approved by a majority vote of the incumbent Board; or

(iii) The consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of shares outstanding shares of the Company’s common stock immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change in Control is a distribution event pursuant to Section 409A for purposes of the Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5). Additionally, notwithstanding the foregoing, (i) the placement of the Company or any Subsidiary into receivership or conservatorship by the Federal Deposit Insurance Corporation (“FDIC”) or a state or federal banking regulatory agency with jurisdiction over the Company or any Subsidiary, (ii) the acquisition of 50% or more of any Subsidiary’s assets or the assumption of 50% or more of a Subsidiary’s deposit liabilities in an FDIC-assisted transaction, or (iii) a change in the composition of the Board or the board of directors of any Subsidiary at the direction of a state or federal banking regulatory authority having supervisory authority over the Company or a Subsidiary will not constitute a “Change in Control” for purposes of this Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(i) “Committee” means the First Commonwealth Compensation and Human Resources Committee, or such other committee designated by the Board to administer this Plan. The Committee shall be appointed by the Board and consist of two or more members of the Board, each of whom shall be a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

(j) “Company” means First Commonwealth Financial Corporation, a Pennsylvania corporation, or any successor thereto as provided in Section 17 herein.

(k) “Consultant” means any person, including an advisor (other than a person who is an Employee or a Director), or any entity that renders services to the Company and/or a Subsidiary, provided that

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Annex A

the services are not in connection with the offer and sale of securities in a capital raising transaction, and the consultant or advisor does not directly or indirectly promote or maintain a market for the Company’s securities.

(l) “Director” means a director on the Board of the Company or a Subsidiary.

(m) “Disability” means permanently and totally disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to Employee, or in the case where there is no applicable plan, a Participant becoming permanently and totally disabled as defined in Section 22(e)(3) of the Code (or any successor section); provided, however, if an Award is subject to Section 409A (and not excepted therefrom) and a Disability is a distribution event under Section 409A for purposes of the Award, the foregoing definition of Disability shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event qualifies as a Disability within the meaning of Treas. Reg. § 1.409A-3(i)(4)(i).

(n) “Dividend or Dividend Equivalent Rights” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(o) “Effective Date” means the date this Plan is approved by the Company’s shareholders.

(p) “Employee” means an employee of the Company or any Subsidiary, including an employee who is an officer or a Director, but excluding any person who is classified by the Employer as a “contractor” or “consultant.” Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

(q) “Employer” means the Company and its Subsidiaries.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.

(s) “Excluded Items” means (i) any extraordinary gains or losses; (ii) any gains or losses from discontinued operations; (iii) any gains or losses from the sale of assets outside the ordinary course of business; (iv) impairment of tangible or intangible assets; (v) litigation of claim judgments or settlements; (vi) the effects of changes in tax law; accounting changes, or other such laws or provisions affecting reported results; (vii) business combinations, acquisitions, reorganizations and/or restructuring programs approved by the Board acquisitions; (viii) currency fluctuations; (ix) the diluted impact of goodwill on acquisitions, (x) early retirement incentives approved by the Board; (xi) reductions in force; and (xii) any unusual, nonrecurring, extraordinary, transition, one-time or similar items or charges that are reported publicly by the Company and/or described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year.

(t) “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

(u) “Fair Market Value” of Stock on or as of any date shall mean (i) the closing price of the Stock as reported by the New York Stock Exchange (or, if the Stock is not listed for trading on the New York Stock Exchange, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next preceding day on which there were sales, (ii) if the Stock is no longer listed for trading on a national exchange, the mean between the last reported “bid” and “ask” prices of Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Stock is not publicly traded, or, if publicly traded, not so reported, an amount determined in accordance with standards adopted by the Committee.

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(v) “Good Reason” means, unless otherwise provided by the Committee, one or more of the following, without the Participant’s express written consent:

(i) a material change in the Participant’s title, position, or responsibilities that represents a substantial reduction of the title, position or responsibilities in effect immediately prior to the Change in Control;

(ii) a material reduction in the Participant’s rate of annual base compensation as in effect immediately prior to the Change in Control or the failure of the Company to continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which the Participant is participating or entitled to participate immediately prior to the Change in Control, unless the Participant is permitted to participate in other plans providing the Participant with substantially equivalent benefits in the aggregate (at substantially equivalent cost with respect to welfare benefit plans);

(iii) the assignment of the Participant to a position that requires the Participant to relocate permanently to a site based anywhere more than fifty (50) miles from the office where the Participant is located (as determined by the Company’s policies) immediately prior to the Change in Control; or

(iv) the assignment of the Participant to any duties or responsibilities (other than a promotion) that are materially inconsistent with the position that the Participant held immediately prior to the Change in Control.

(w) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Section 10, which is intended to meet the requirements of an incentive stock option under Section 422 of the Code (or any successor Section).

(x) “Non-Employee Director” shall have the meaning ascribed to such term in Rule 16b-3 of the Exchange Act.

(y) “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Section 10, which is not intended to meet the requirements of an incentive stock option under Section 422 of the Code (or any successor Section).

(z) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(aa) “Other Award” has the meaning specified in Section 11.1.

(bb) “Participant” means an Employee, a Director or a Consultant who has been granted an Award under the Plan.

(cc) “Performance Award” means an Award of Performance Shares or Performance Units, the payment or vesting of which is contingent on the attainment of one or more of the Performance Goals specified in such Award.

(dd) “Performance Goal” or “Performance Goals” means one or more goals based on the following performance criteria (in all cases after taking into account any Excluded Items, as applicable) determined by the Committee: (i) return measures (including, but not limited to, total shareholder return, return on assets and return on equity), (ii) earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income or any components thereof), (iii) growth measures (including, but not limited to, earnings growth, revenue growth, loan growth, asset growth, and book value growth), (iv) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense or any

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components thereof), (v) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, investments or any components thereof), (vi) book value; (vii) enterprise risk management measures (including, but not limited to, interest rate sensitivity, capital adequacy, regulatory compliance, asset quality, satisfactory internal or external audits, and financial ratings), (viii) Fair Market Value of the Stock; (ix) strategic initiatives (including, but not limited to milestone or outcome measurements relating to reorganizations, technological changes, mergers and acquisitions, market expansions, new products and services and capital and balance sheet management initiatives), or (x) achievement of balance sheet or income statement objectives. The Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any Excluded Items either in the establishment of the Performance Goal or in determining whether the Performance Goal has been achieved. In addition, the Committee may designate other categories, including categories involving individual performance and subjective targets, not listed above with respect to Awards in such circumstances that the Committee determines are in the best interests of the Company.

Performance Goals may be determined either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time, including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. Additionally, Performance Goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be paid, and a maximum level of performance above which no additional payment will be made. Such performance criteria and objectives constituting the Performance Goals may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(ee) “Performance Share” means an Award of Stock, granted pursuant to Section 9, that is issued subject to the achievement of one or more pre-established Performance Goals and/or other Vesting Conditions, as established by the Committee.

(ff) “Performance Unit” means an Award of Stock Units, granted pursuant to Section 9, the payout of which is contingent on the achievement of one or more pre-established Performance Goals and/or other Vesting Conditions, as established by the Committee.

(gg) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(hh) “Plan” means this First Commonwealth Financial Corporation 2024 Stock Plan, as amended from time to time.

(ii) “Restricted Stock” means an Award of Stock, granted pursuant to Section 8, which is issued subject to the achievement of one or more Vesting Conditions, as established by the Committee.

(jj) “Restricted Stock Unit” means an Award of Stock Units, granted pursuant to Section 8, the payout of which is contingent on the achievement of one or more Vesting Conditions, as established by the Committee.

(kk) “Restriction Period” means the length of time established relative to an Award during which time the Participant cannot sell, assign, transfer, pledge, or otherwise encumber the Stock or Stock Units subject to such Award, and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

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(ll) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(mm) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Sections 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Sections 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. A Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(nn) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company, as determined in accordance with the regulations issued under Code Section 409A and the procedures established by the Company.

(oo) “Stock” or “Shares” means the common stock of the Company.

(pp) “Stock Appreciation Right” or “SAR” means an Award, granted under Section 10, pursuant to which the Participant will receive a payment in cash or Stock, an any combination thereof, equal to the appreciation of the Fair Market Value of a Share from the date of grant to the date of exercise.

(qq) “Stock Award” has the meaning specified in Section 10.2(b).

(rr) “Stock Unit” means a right to receive a payment (in cash, Shares, or a combination of both, as contemplated in the Award Agreement) valued in relation to a designated dollar value or the Fair Market Value of one or more Shares.

(ss) “Subsidiary” means any corporation, limited liability company or other limited liability entity, whether now or hereafter existing, in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain; provided, however, with respect to an Incentive Stock Option, a Subsidiary shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code, including any such corporation that becomes a Subsidiary after the adoption of the Plan.

(tt) “Vesting Conditions” mean one or more service, performance and/or other restrictions or conditions, as established by the Committee in its sole discretion, which must be satisfied as a condition precedent to the payment or vesting of all or a portion of any Award.

2.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. References to “Section” shall mean the Sections or subsections of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular, and any masculine term used herein also shall include the feminine. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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2.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

3.	ADMINISTRATION

3.1. Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority and discretion to administer and interpret the Plan, including, but not limited to, the authority to:

(a) Adopt or establish such rules, regulations, agreements, guidelines, procedures, forms and instruments, as may be necessary or advisable for the administration and operation of the Plan;

(b) Select the persons to be granted Awards under the Plan;

(c) Determine the terms, conditions, form and size of Awards to be made to each person selected, including clawback or other recoupment provisions applicable Awards granted hereunder;

(d) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(e) Establish objectives, conditions and Performance Goals for earning Awards;

(f) Determine the terms of each Award Agreement and any amendments or modifications thereof;

(g) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the performance period;

(h) Determine if and when an Award may be deferred;

(i) Determine whether the amount or payment of an Award should be increased, reduced, eliminated, or otherwise adjusted;

(j) Correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement;

(k) Determine the guidelines and/or procedures for the payment or exercise of Awards; and

(l) Determine whether to accelerate vesting provisions applicable to Awards in whole or in part.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Sections 6.3 or 15.2 hereof) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2. Decisions Binding. The determinations of the Committee in the administration of the Plan shall be final, conclusive and binding on all the Company, the Participant and any and all interested parties.

3.3. Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Section 3; provided, however, that except as provided below, the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer or to other officers or employees of the Company its authority under this Section 3, provided that such delegation shall not

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extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4. Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3.3 has been made, from and against any claims, damages, losses or expenses (including attorneys’ fees) arising out of or resulting from any acts or omissions with respect to this Plan or any Award granted hereunder to the maximum extent that the law and the Company’s Articles of Incorporation, as amended from time to time, and Pennsylvania law. For avoidance of doubt, nothing in this Section 3.5 is intended to limit the indemnification provisions applicable to directors of the Company as they are entitled under the Company’s Articles of Incorporation, as amended from time to time, and Pennsylvania law.

3.5. Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

3.6. Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act (“Rule 16b-3”).

3.7. Vesting of Awards. Awards granted under the Plan shall contain a Restriction Period based on the passage of time that is for no less than one year after the date of grant of an Award, and no Award may provide for partial or graduated vesting beginning before the first anniversary of the date of grant of an Award; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors, and (iv) shares issued to settle a Performance Award or Shares issued to settle any Award determined by Performance Goals; and provided further that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Stock available pursuant to Article 6 of this Plan may be granted to any one or more Participants without respect to the minimum vesting period requirements of this Section and the minimum vesting period requirement shall not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award under Section 3.1(l).

4.	ELIGIBILITY AND PARTICIPATION.

4.1. Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and Consultants.

4.2. Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and determine the terms and conditions of any such Award.

5.	TYPES OF AWARDS.

5.1. General. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only an Employee of the Company may receive grants of Incentive Stock Options.

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Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 5.2) in substitution for any other Award (or any other award granted under another plan of the Company or any Subsidiary).

5.2. Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 6.3, neither the Committee nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

6.	SHARES RESERVED UNDER THE PLAN.

6.1. Maximum Number of Shares. Subject to adjustment as provided in Section 6.3 herein, the aggregate number of Shares available for issuance under the Plan, including Incentive Stock Options, shall be five million (5,000,000) Shares. No Participant may receive: (i) Options, Stock Appreciation Rights for more than 500,000 Shares in any one calendar year; (ii) Performance Awards (denominated in Shares) for more than 500,000 Shares in any one calendar year; (iii) Performance Awards (denominated in cash) for more than $5,000,000 in any one calendar year; and (iv) Other Awards for more than $5,000,000 in any one calendar year. No Non-Employee Director may receive more than 50,000 shares in any one calendar year. The foregoing limitations shall be subject to adjustment as provided in Section 6.3, but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as an Incentive Stock Option or (ii) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Stock delivered under the Plan may be either authorized and unissued Shares or Shares reacquired at any time and held as treasury Shares. The aggregate number of Shares reserved under this Section 6.1 shall be depleted by one Share for each Share subject to an Option or stock-settled SAR, or an Award other than an Option or SAR. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share. Awards settled solely in cash shall not reduce the number of shares of Stock available for Awards.

6.2. Replenishment of Shares under this Plan. If (i) an Award lapses, expires, terminates, or is cancelled without the Shares underlying the Award being issued, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares underlying the Award may not be issued on the basis that the conditions for such issuance were or will not be satisfied, (iii) Shares to be issued pursuant to an Award are forfeited, or (iv) Shares are issued pursuant to any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be re-credited to the Plan’s reserve (in the same amount as such Shares depleted the reserve); provided, however, that Shares re-credited pursuant to the Plan pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be re-credited to the Plan’s reserve: (i) Shares tendered in payment of the exercise price of an Option, base price of a SAR or other exercise price of an Award; (ii) Shares tendered to satisfy Federal, state or local tax withholding obligations; (iii) Shares purchased by the Company using proceeds from Option exercises; and (iv) Shares not issued or delivered as a result of a net settlement of an outstanding Option or SAR.

6.3. Adjustments. If there is any change in the number, kind, or value of Shares of Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) merger or other transaction in which Shares are changed or exchanged, (iii) reclassification or change in par value, or (iv) a dividend or other distribution occurs that the Board determines by resolution is extraordinary in nature, or any other event occurs that the Board or Committee deems to be substantially dilutive, then the Committee shall take steps to adjust, as applicable (A) the number and kind of Shares that may be issued under the Plan; (B) the number and kind of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and/or (D) the Performance Goals of

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an Award; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) in the event of a Change in Control, the provisions of Section 12 shall apply, and (ii) any adjustments to outstanding Awards shall be made in a manner so as not to constitute a modification under Sections 409A and 424 of the Code. Any such adjustments determined by the Committee shall be final, conclusive and binding. Subject to the provisions of Section 15, without affecting the number of Shares reserved or available under the Plan, the Committee may authorized the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules and regulations promulgated under Section 424 of the Code, as applicable.

7.	STOCK APPRECIATION RIGHTS.

7.1. Grant of Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant SARs to Employees, Non-Employee Directors, or Consultants, either separately or in tandem with an Option. The Committee shall determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or in tandem with an Option;

(b) The number of Shares to which the SAR relates;

(c) The date of grant, which may not be prior to the date of the Committee’s approval of the grant;

(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of a Share as of the grant date of the SAR;

(e) The applicable vesting period of the SAR;

(f) The term, provided that no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant; and

(g) Whether the SAR will be settled in cash, Shares, or a combination thereof.

7.2. Exercise of SARs. SARs may be exercised in accordance with such terms and conditions as the Committee, in its sole discretion, may specify. The Committee may (i) grant SARs that are subject to the achievement of one or more Vesting Conditions and (ii) accelerate the exercisability of outstanding SARs consistent with the provisions of the Plan. Tandem SARs shall be exercisable only while the Option to which the tandem SAR relates is exercisable. A SAR may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the SAR, or such other date as specified by the Committee, if at such time such SAR has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof.

7.3. Tandem SARs. Unless otherwise determined by the Committee, if a SAR is granted in relation to an Option, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Shares underlying an Option Award that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

7.4. Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the base amount of the SAR as set by the Committee at the date of grant by (ii) the number of Shares with respect to which the SAR is exercised. Notwithstanding the authority

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granted to the Committee pursuant to Section 3.1 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the price fixed by the Committee at the date of grant, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s shareholders, except pursuant to Section 6.5 of the Plan related to an adjustment in the number of Shares.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

8.1. Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units under the Plan to such Employees, Directors, or Consultants and in such amounts and on such terms and conditions as it shall determine.

8.2. Terms and Conditions. Subject to the terms of this Plan and Section 8.1 above, the Committee will determine all terms and conditions of each Award of Restricted Stock and Restricted Stock Units, including but not limited to:

(a) The number of Shares and/or Stock Units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Vesting Conditions must be achieved during such period as the Committee may specify;

(c) The Restriction Period with respect to Restricted Stock or Restricted Stock Units; and

(d) With respect to an Award of Restricted Stock Units, whether to settle such Award in cash, in Shares, or a combination thereof.

8.3. End of Period of Restriction. Except as otherwise provided in this Plan, at such time as all restrictions applicable to an Award of Restricted Stock or Restricted Stock Units are met and the Restriction Period expires, ownership of the Shares subject to such Award shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are to be paid in cash, then the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalent Rights or interest during the deferral period.

8.4. Voting and Dividend Rights.

(a) An Award of Restricted Stock shall entitle the Participant to receive dividends during the Restriction Period (to the extent issued by the Company), to vote the Common Stock subject to such Award and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to possession of the stock certificate (in the event paper certificates are issued) until the Restriction Period shall have expired, (ii) the Company shall retain custody of the Shares during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award.

(b) An Award of Restricted Stock Units shall not entitle the Participant to receive dividends during the Restriction Period, nor vote the Common Stock subject to such Award, or to otherwise enjoy any other shareholder rights; provided, however that the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Unit Awards, including but not limited to the issuance of any Dividend Equivalent Rights in tandem with a Restricted Stock Unit Award.

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9.	PERFORMANCE AWARDS.

9.1. Grant of Performance Awards. Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Employees, Directors, or Consultants at any time and from time to time as shall be determined by the Committee. Subject to the limitations provided in Section 6.1, the Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions thereof. Unless otherwise determined by the Committee, any such Performance Award shall be evidenced by an Award Agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan. In relation to any Performance Award, the performance period may consist of one or more calendar years or other period for which performance is being measured, but in no event shall be less than one calendar year.

9.2. Establishment and Certification of Performance Goals. At such time deemed appropriate by the Committee, the Committee shall, in its sole discretion, shall establish in writing Performance Goals for Performance Units and Performance Shares. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved. After the end of the performance period for which the Performance Goals relate, the Committee shall certify in writing, prior to the payment of any Performance Award to a Participant, that the Performance Goal and all other material terms of the Plan were satisfied.

9.3. Additional Restrictions/Negative Discretion. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant.

9.4. Payment of Performance Awards. Payment of a Performance Award (i) may be made in cash, Stock (which may include Restricted Stock) or a combination thereof, as determined by the Committee in its sole discretion, (ii) may be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Stock. If any payment is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalent Rights or interest during the deferral period.

10.	OPTION AWARDS.

10.1. Grant of Options. Subject to the terms and provisions of the Plan, the Committee will determine all terms and conditions of each Option, which shall be evidenced by the Award Agreement setting forth such terms and conditions, including but not limited to:

(a) Whether the Option is (i) an Incentive Stock Option or (ii) a “nonqualified stock option” that does not meet the requirements of Section 422 of the Code;

(b) The number of Shares subject to the Option;

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(c) The date of grant, which may not be prior to the date of the Committee’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder shall have an exercise price that is at least 100% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The applicable vesting period of the Option;

(f) The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all Incentive Stock Options granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Section 422(d) of the Code, then such Incentive Stock Options shall be treated as nonqualified stock options to the extent such limitation is exceeded. An Option may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Option, or such other date as specified by the Committee, if at such time such Option has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof; and

(g) The term; provided that each Option must terminate no later than tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, no Incentive Stock Option granted to a 10% Shareholder shall be exercisable later than the fifth (5th) anniversary date of its grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Section 422 of the Code, except to the extent the Committee determines otherwise. The terms and conditions of Award Agreements relating to an Option need not be identical. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

10.2. Options in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

11.	OTHER AWARDS

11.1. Other Awards. Subject to the terms of this Plan, the Committee may grant other Awards under this Plan, including Stock or Awards under the Plan that are valued in whole or in part by reference to the Fair Market Value of Stock. Other Awards may be made in tandem, with, in replacement of, or as alternatives to Awards under Sections 7, 8, 9, or 10 of this Plan or of any other incentive, deferred compensation, or employee benefit plan of the Company or any of its Subsidiaries. Other Awards also include the right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation, annual incentive plan, or similar plan established from time to time by the Company. An Other Award may provide for payment in cash or in Stock or a combination thereof.

11.2. Dividend Equivalent Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Rights, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award shall be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; provided that Dividend Equivalent Rights that relate to Performance Awards that are contingent on the achievement of one or more Performance Goals at the time the cash dividend or other distribution is

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paid with respect to a Share shall also be contingent on the achievement of such Performance Goals and shall not be paid until such Performance Goals are achieved; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Rights may be granted only in connection with a “full-value Award.” For this purpose, a “full-value Award” includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share) and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.

12.	CHANGE IN CONTROL.

12.1. Effect of Change in Control of the Company. Unless provided otherwise in an Award Agreement or by the Committee prior to the date of the Change in Control, the provisions of this Section 12 shall apply in the event of a Change in Control.

12.2. Conditional Vesting. To the extent the Survivor in the Change in Control transaction does not agree to assume the Awards or issue replacement awards as provided in Section 12.3, upon a Change in Control:

(a) Each SAR and Option then outstanding shall immediately become fully vested and exercisable;

(b) Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall vest;

(c) All Performance Awards shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable performance period up through and including the effective date of the Change in Control; or (ii) the target number of Performance Units or Performance Shares determined at the date of grant; and

(d) The treatment of any Other Award shall be as determined by the Committee and reflected in the applicable Award Agreement;

provided, however, that the foregoing treatment shall not apply to an Award to the extent that another award meeting the requirements of Section 12.3 (a “Replacement Award”) is provided to the Participant pursuant to Section 6.5 to replace such outstanding Award (the “Replaced Award”).

12.3. Replacement Awards. If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of Award with similar terms and conditions, by the Survivor in the Change of Control transaction. An Award shall meet the conditions of this Section 12.3 (and hence qualify as a Replacement Award) if:

(a) it has a value at least equal to the value of the Replaced Award;

(b) it relates to publicly traded equity securities of the Company or the Survivor following the Change in Control; and

(c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

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12.4. Separation from Service. Upon an involuntary separation from service of a Participant (other than for Cause) or, solely in the case of a Participant who is an Employee, a voluntary separation of service of the Participant for Good Reason, in any case occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions. To the extent provided in a Replacement Award, in order for a Participant to terminate for Good Reason: (a) the Participant must give written notice to the Survivor of the Participant’s intention to terminate employment for Good Reason within sixty (60) days after the event or omission which constitutes Good Reason, (b) the event must remain uncorrected by the Survivor for thirty (30) days following such notice (the “Notice Period”), and (C) such termination must occur within sixty (60) days after the expiration of the Notice Period.

13.	EFFECT OF OTHER TERMINATION OF SERVICE ON AWARDS.

13.1. General. Unless otherwise provided in the applicable Award Agreement or any severance or employment agreement, and subject to the authority of the Committee to accelerate vesting of Awards pursuant to Section 3.1(l), unvested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited upon a Participant’s termination of employment or service with the Company and its Subsidiaries.

13.2. Change in Control. Nothing in this Article 13 shall supersede Article 12 of this Plan, which governs the effect of a Change in Control on Vesting Conditions.

14.	TRANSFERABILITY.

14.1. Restrictions on Transfer. Except as otherwise provided herein, an Award granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The Committee may prescribe and include in the Award Agreement other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. A transfer of an Award pursuant to this Section 14 shall be subject to such rules and procedures as the Committee may establish. In the event that an Award is transferred pursuant to this Section 14, such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of this Plan and the relevant Award Agreement, and transferee shall be entitled to the same rights as the Participant under this Plan as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Award shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Agreement.

14.2. Transfers upon Death. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) entitled to succeed to the rights of the Participant and who may exercise such rights as are provided under Plan and/or the applicable Award Agreement. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate, pursuant to the Participant’s will or under the applicable laws of descent and distribution.

14.3. Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such Participant, or if permissible under applicable law, by

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such Participant’s (i) guardian or legal representative, (ii) a transferee under a qualified domestic relations order, or (iii) a transferee as described in Section 14.1, above.

15.	AMENDMENT, MODIFICATION, TERMINATION, CANCELLATION AND CLAWBACK.

15.1. Amendment and Termination of Plan. The Board may terminate the Plan or any portion thereof at any time, subject to the following limitations:

(a) The Board must approve any amendment of this Plan to the extent the Company determines such approval is required by prior action of the Board or by applicable law or regulation;

(b) No such amendment or modification shall, without shareholder approval, (i) except as provided in Section 6.5, increase the number of shares of Stock that may be issued under the Plan, (ii) expand the types of Awards available to Participants under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan; (iv) delete or limit the provisions in Section 5.2 prohibiting repricing and backdating of Options or SARs; or (v) extend the termination date for making Awards under the Plan.

(c) Shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (i) Section 16 of the Exchange Act, (ii) the Code, (iii) the rules and regulations of the New York Stock Exchange or any other national exchange on which the Stock is then listed, or (iv) other applicable law, rules, or regulations; and

(d) No such amendment or modification shall, without shareholder approval, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Participant under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, or (d) changes the types of awards available under the Plan.

15.2. Amendment, Modification, or Cancellation of Awards. Subject to the requirements of the Plan, the Committee may amend, modify, or cancel any outstanding Awards, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other Person(s) as may then have an interest in the Award. Notwithstanding the foregoing, the Committee need not obtain such prior consent to effect any change: (A) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of the New York Stock Exchange or any other national exchange on which the Stock is then listed; (B) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; (C) to the extent the Committee deems such action necessary to conform the provisions of the Plan and/or Award with Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto; or (D) to the extent the Committee determines that such action does not materially and adversely affect the value of an outstanding Award or that such action is in the best interest of the affected Participant or any other Person(s) as may then have an interest in such Award.

15.3. Clawback of Awards. To the extent required by applicable law or any applicable securities exchange listing standards, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002, Section 10D of the Exchange Act, Rule 10D-1 under the Exchange Act, and any other rules and regulations promulgated thereunder from time to time, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback as determined by the Committee, which clawback may include forfeitures, repurchase, reimbursement and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards, in each instance in accordance with applicable law or listing standards. All Awards granted under this Plan, any property, including Shares, received in connection with any exercise or vesting of, or lapse of restriction on, any Awards, and any proceeds

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received from the disposition of any such property, shall be subject to any clawback policy adopted, and amended from time to time, by the Committee. The Committee shall have discretion with respect to any clawback to determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any Subsidiary, Affiliate or Parent of the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

16.	WITHHOLDING.

16.1. Tax Withholding. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state, local or foreign income or other taxes required by law to be withheld with respect to any grant, exercise, payment or transfer made under or as a result of this Plan.

16.2. Stock Delivery or Withholding. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

17. SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

18.	RIGHTS OF PARTICIPANTS.

18.1. Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director or Consultant at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director or Consultant of the Company or any of its Subsidiaries.

18.2. Participation. No Employee, Director or Consultant shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

18.3. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

18.4. No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside

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in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable Subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.

18.5. Rights as Shareholder; Fractional Shares. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the Stock is uncertificated, references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

19.	MISCELLANEOUS PROVISIONS.

19.1. Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

19.2. Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

19.3. Rights as Employee, Consultant or Director. No person shall have a right to be selected as a Participant, or, having been so selected for one Award, to be selected as a Participant for a future Award. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of the Company or a Subsidiary to terminate the Participant’s Service at any time. To the extent that an Employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.4. Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.5. Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflict of law rules.

19.6. Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be

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delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination, unless another compliant date is specified in the applicable Award Agreement.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any cash compensation, Shares or other form of payment under an Award, may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A; provided, however, that no deferral shall be permitted with respect to Stock Options or Stock Appreciation Rights.

(d) The grant of Non-Qualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees, Directors and Consultants of the Company and the Subsidiaries in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

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2024 Annual Shareholders’ Meeting Notice

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:
	For	Withhold		For	Withhold		For	Withhold	+
01 - Julie A. Caponi	☐	☐	02 - Ray T. Charley	☐	☐	03 - Gary R. Claus	☐	☐
04 - David S. Dahlmann	☐	☐	05 - Johnston A. Glass	☐	☐	06 - Jon L. Gorney	☐	☐

07 - Jane Grebenc	☐	☐	08 - David W. Greenfield	☐	☐	09 - Patricia A. Husic	☐	☐

10 - Bart E. Johnson	☐	☐	11 - Luke A. Latimer	☐	☐	12 - Aradhna M. Oliphant	☐	☐

13 - T. Michael Price	☐	☐	14 - Robert J. Ventura	☐	☐	15 - Stephen A. Wolfe	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratify the selection of Ernst & Young LLP as our independent auditors for 2024	☐	☐	☐	3. Advisory vote to approve named executive officer compensation	☐	☐	☐

4. Approve the First Commonwealth Financial Corporation 2024 Stock Plan	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: Please sign as your name appears hereon. All joint owners should sign. When signing as an attorney, executor, administrator, corporate officer, trustee, custodian or guardian, please give full title as such. If the shares are held by a corporation or other legal entity, please sign in full corporate or entity name by President or other authorized capacity.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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The 2024 Annual Meeting of Shareholders of First Commonwealth Financial Corporation will be held on

Tuesday, April 23, 2024 at 1:00pm Eastern Time, virtually via a live audio webcast at https://meetnow.global/MZLCTU7.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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FIRST COMMONWEALTH FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Natalie M. Felix and Rose M. Strittmatter, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of First Commonwealth Financial Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 23, 2024 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF FIRST COMMONWEALTH FINANCIAL CORPORATION’S BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the reverse side.)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐